UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:

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☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

MetLife, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MetLife®

Notice of 2009 Annual Meeting and Proxy Statement

MetLife, Inc.
200 Park Avenue, New York, NY 10166

March 31, 2009

Dear Shareholder:

You are cordially invited to attend MetLife, Inc.’s 2009 Annual Meeting, which will be held on Tuesday, April 28, 2009 beginning at 10:30 a.m., Eastern Daylight Time, in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York.

At the meeting, shareholders will act on the election of five Class I Directors, the reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan, the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2009, and such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can assure that your shares will be represented and voted at the meeting by signing and returning the enclosed proxy card, or by voting on the Internet or by telephone. If you choose to vote by mail, we have included a postage-paid, pre-addressed envelope to make it convenient for you to do so. The proxy card also contains detailed instructions on how to vote on the Internet or by telephone.

Sincerely yours,

C. Robert Henrikson
Chairman of the Board, President
and Chief Executive Officer

MetLife, Inc.
200 Park Avenue
New York, NY 10166

Notice of Annual Meeting

The 2009 Annual Meeting of MetLife, Inc. will be held in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York on Tuesday, April 28, 2009 at 10:30 a.m., Eastern Daylight Time. At the meeting, shareholders will act upon the following matters:

1.	The election of five Class I Directors;

2.	The reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan;

3.	The ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for the fiscal year ending December 31, 2009; and

4.	Such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Holders of record of MetLife, Inc. common stock at the close of business on March 2, 2009 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Gwenn L. Carr
Senior Vice President and Secretary

New York, New York
March 31, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 28, 2009

The Proxy Statement, the MetLife, Inc. 2008 Annual Report to Shareholders, and directions to the location of the 2009 Annual Meeting are available at http://investor.metlife.com by selecting the appropriate category under the heading “Related Links.”

MetLife 2009 Proxy Statement

Proxy Statement — 2009 Annual Meeting

This Proxy Statement contains information about the 2009 Annual Meeting of MetLife, Inc. (MetLife or the Company), which will be held in the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York on Tuesday, April 28, 2009 at 10:30 a.m., Eastern Daylight Time.

This Proxy Statement and the accompanying proxy card, which are furnished in connection with the solicitation of proxies by MetLife’s Board of Directors, are being mailed and made available electronically to shareholders on or about March 31, 2009. Except as otherwise indicated, the information contained in this Proxy Statement is current as of March 25, 2009.

Information About the 2009 Annual Meeting and Proxy Voting

Your vote is important.

Whether or not you plan to attend the 2009 Annual Meeting, please take the time to vote your shares as soon as possible. If you wish to return your completed proxy card by mail, the Company has included a postage-paid, pre-addressed envelope for your convenience. You also may vote your shares on the Internet or by using a toll-free telephone number (see the proxy card for complete instructions).

Matters to be voted on at the Annual Meeting.

MetLife intends to present the following three proposals for shareholder consideration and voting at the 2009 Annual Meeting:

1.	The election of five nominees to serve as Class I Directors.

2.	The reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan.

3.	The ratification of the appointment of an independent auditor to audit the Company’s financial statements for the fiscal year ending December 31, 2009.

The Board of Directors recommends that you vote FOR these proposals.

The Board did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the 2009 Annual Meeting. However, if another matter were to be presented, the proxies would use their own judgment in deciding whether to vote for or against it.

Holders of record of MetLife common stock are entitled to vote.

All holders of record of MetLife common stock at the close of business on the March 2, 2009 record date are entitled to vote at the 2009 Annual Meeting.

If you are the beneficial owner, but not the record owner, of MetLife common stock, you will receive instructions about voting from the bank, broker or other nominee that is the shareholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

Voting your shares.

•	If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may attend the 2009 Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

•	Shareholders of record also may vote their shares by mail, on the Internet or by telephone. Voting on the Internet or by telephone will be available through 11:59 p.m., Eastern Daylight Time, April 27, 2009.

MetLife 2009 Proxy Statement

•	Instructions about these ways to vote appear on your proxy card. If you vote on the Internet or by telephone, please have your proxy card available for reference when you vote.

•	Votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the five nominees for Class I Director listed on pages 7 and 8 of this Proxy Statement, FOR the reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan, and FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2009.

Attending the 2009 Annual Meeting.

MetLife shareholders of record or their duly appointed proxies are entitled to attend the 2009 Annual Meeting. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting systems and an admission card will be sent to you. On the day of the meeting, please bring your admission card with you to present at the entrance to the Versailles Room on the 2nd Floor of the St. Regis Hotel, Two East 55th Street, New York, New York.

Beneficial owners also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership to be admitted to the meeting. A recent statement or letter from your bank, broker or other nominee that is the record owner confirming your beneficial ownership would be acceptable proof.

Changing or revoking your proxy after it is submitted.

You may change your vote or revoke your proxy at any time before the polls close at the 2009 Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it so that it is received by MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O.

Box 3550, South Hackensack, NJ 07606-9250 prior to the 2009 Annual Meeting;

•	sending your notice of revocation so that it is received by MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250 prior to the 2009 Annual Meeting or sending your notice of revocation to MetLife via the Internet at http://www.proxyvoting.com/met no later than 11:59 p.m., Eastern Daylight Time, April 27, 2009;

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Daylight Time, April 27, 2009; or

•	attending the 2009 Annual Meeting and voting in person.

Remember, your changed vote or revocation must be received before the polls close for voting.

Voting by participants in retirement and savings plans.

The Bank of New York Mellon, as trustee for the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust, the New England Life Insurance Company 401(k) Savings Plan and Trust, the New England Life Insurance Company Agents’ Retirement Plan and Trust, and the New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust, will vote the MetLife shares in these plans in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Daylight Time, April 24, 2009, to vote in accordance with the instructions. The trustee will generally vote the shares held by each plan for which it does not receive voting instructions in the same proportion as the shares held by such plan for which it does receive voting instructions.

Voting of shares held in the MetLife Policyholder Trust.

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee,

MetLife 2009 Proxy Statement

to vote their shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested directors’ elections. On all other matters, which would include the three proposals described in this Proxy Statement that are to be voted on at the 2009 Annual Meeting, the trust agreement directs the trustee to vote the shares held in the trust as recommended or directed by the Company’s Board of Directors.

Shares of MetLife common stock outstanding and entitled to vote at the 2009 Annual Meeting.

There were 821,047,506 shares of MetLife common stock outstanding as of the March 2, 2009 record date. Each of those shares is entitled to one vote on each matter to be voted on at the 2009 Annual Meeting.

Quorum.

To conduct business at the 2009 Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the shares of MetLife common stock entitled to vote at the meeting are present in person or are represented by proxies.

Vote required to elect Directors and to approve other proposals.

If a quorum is present at the meeting, a plurality of the shares voting will be sufficient under Delaware corporation law to elect the Class I Director nominees. This means that the nominees who receive the largest number of votes cast are elected as Directors, up to the maximum number of Directors to be elected at the meeting. However, the Board has established a majority voting standard in Director elections, which is described below.

A majority of the shares voting will be sufficient for reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan. Subject to exceptions set forth in the Company’s Certificate of Incorporation, a majority of the shares represented in person or by proxy at the meeting will be sufficient to approve any other matter properly brought before the meeting, including the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor.

Majority voting standard in Director elections.

The Company’s By-Laws provide that in an uncontested election, such as the election of Directors at the 2009 Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the tendered resignation. The Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, will be disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

Tabulation of abstentions and broker non-votes.

If a shareholder abstains from voting as to a particular matter, the shareholder’s shares will not be counted as voting for or against that matter. If brokers or other record holders of shares return a proxy card indicating that they do not have discretionary authority to vote as to a particular matter, those shares will not be counted as voting for or against that matter. Abstentions and broker non-votes will have no effect on the election of Directors and the proposal to reapprove the MetLife, Inc. 2005 Stock and Incentive Compensation Plan. Since abstentions and broker non-votes are included in the total number of shares represented in person or by proxy at the meeting, they will have the effect of a vote against the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor and any other matter properly brought before the meeting.

Abstentions and broker non-votes will be counted to determine whether a quorum is present.

MetLife 2009 Proxy Statement

Inspector of Election and confidential voting.

The Board of Directors has appointed Lawrence E. Dennedy, Executive Vice President, MacKenzie Partners, Inc., to act as Inspector of Election at the 2009 Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings.

Directors are expected to attend annual meetings of shareholders, and 15 out of 16 Directors attended the 2008 Annual Meeting, including three Directors who retired from the Board at the time of the meeting.

Cost of soliciting proxies for the 2009 Annual Meeting.

The Company has retained BNY Mellon Shareowner Services to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay BNY Mellon Shareowner Services a fee of approximately $9,500, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

MetLife 2009 Proxy Statement

Other Information

Shareholder proposals — deadline for submission of shareholder proposals for the 2010 Annual Meeting.

Rule 14a-8 of the Securities Exchange Act of 1934, as amended, establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2010 proxy materials must be received by MetLife, Inc. at 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary, on or before the close of business on December 1, 2009. Proposals must comply with all the requirements of Rule 14a-8.

A shareholder who wishes to present a matter for action at MetLife’s 2010 Annual Meeting, but chooses not to do so under Rule 14a-8, must deliver to the Corporate Secretary of MetLife on or before December 29, 2009, a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws. A copy of the By-Laws may be obtained by directing a written request to MetLife, Inc., 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary.

Where to find the voting results of the 2009 Annual Meeting.

The preliminary voting results will be announced at the 2009 Annual Meeting. The final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.

Electronic delivery of the Proxy Statement and Annual Report to Shareholders.

If you are a shareholder of record, you may elect to receive future annual reports to shareholders and proxy statements electronically by consenting to electronic delivery online at: http://bnymellon.com/

shareowner/isd.  If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at http://bnymellon.com/shareowner/isd or by writing to MetLife, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250. In the United States, you also may provide such notice by calling toll free 1-800-649-3593.

If you hold your MetLife shares through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

Principal executive offices.

The principal executive offices of MetLife, Inc. are located at 200 Park Avenue, New York, NY 10166.

MetLife’s Annual Report on Form 10-K.

To obtain without charge a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, address your request to MetLife Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036, or call 1-800-753-4904. The 2008 Form 10-K may also be accessed on the Internet at http://investor.metlife.com by selecting Financial Information, SEC Filings, MetLife, Inc. View SEC Filings, and at the SEC’s website at http://www.sec.gov.

MetLife 2009 Proxy Statement

Information About Communications with the Company’s Directors

The following chart describes the procedures to send communications to the Company’s Board of Directors, the Non-Management Directors and the Audit Committee.

Security Holder Communications to the Board of Directors.

Communications from security holders to individual Directors or to the Board of Directors may be submitted by writing to the address set forth to the right.

The communication should state that it is from a MetLife security holder. The Corporate Secretary of MetLife may require reasonable evidence that the communication or other submission is, in fact, from a MetLife security holder before transmitting it to the Board of Directors.
The Board of Directors MetLife, Inc. 1095 Avenue of the Americas Mail Drop 41.125 New York, NY 10036 Attention: Corporate Secretary

Communications to the Non-Management Directors.

Communications to the Non-Management Directors may be submitted by writing to the address set forth to the right.	The Non-Management Directors MetLife, Inc. 1095 Avenue of the Americas Mail Drop 41.125 New York, NY 10036 Attention: Corporate Secretary

Communications to the Audit Committee. Communications to the Audit Committee regarding accounting, internal accounting controls or auditing matters may be submitted:

  • by sending a written communication to the address
    set forth to the right, or

  • by stating the communication in a call to the
    MetLife Compliance and Fraud Hotline
    (1-800-462-6565) and identifying the
    communication as intended for the Audit
    Committee, or

  • by sending the communication in an e-mail
    message to the Company’s Special Investigation
    Unit at siuline@metlife.com and identifying the
    communication as intended for the Audit
Committee.	Audit Committee MetLife, Inc. 1095 Avenue of the Americas Mail Drop 41.125 New York, NY 10036 Attention: Corporate Secretary

MetLife 2009 Proxy Statement

Proposal One — Election of Directors

At the 2009 Annual Meeting, five Class I Directors will be elected for a term ending at the Company’s 2012 Annual Meeting. Four of the Class I nominees are currently serving as Directors of MetLife and have agreed to continue to serve if elected. One Class I nominee has been nominated by the Board of Directors for election as a new Director of MetLife and has agreed to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected; however, if for any reason a nominee should become unable to serve at or before the 2009 Annual Meeting, the Board could reduce the size of the Board or nominate someone else for election. If the Board were to nominate someone else to stand for election at the 2009 Annual Meeting, the proxies could use their discretion to vote for that person.

For additional information about the classes of Directors, see “Information About the Board of Directors — Responsibilities, Independence and Composition of the Board of Directors” beginning on page 23.

The Board of Directors recommends that you vote FOR the election of each of the following Class I Director Nominees:

C. Robert Henrikson, age 61, has been Chairman, President and Chief Executive Officer of MetLife and Metropolitan Life Insurance Company since April 25, 2006. Previously, he was President and Chief Executive Officer of MetLife and Metropolitan Life Insurance Company from March 1, 2006, President and Chief Operating Officer of the Company from June 2004, and President of its U.S. Insurance and Financial Services businesses from July 2002 to June 2004. He served as President of Institutional Business of MetLife from September 1999 to July 2002 and President of Institutional Business of Metropolitan Life Insurance Company from May 1999 to June 2002. During his more than 36-year career with MetLife, Mr. Henrikson has held a number of senior positions in the Company’s Individual, Group and

Pension businesses. Mr. Henrikson is a Director and Chairman-Elect of the American Council of Life Insurers, Chairman of the Financial Services Forum, a Director Emeritus of the American Benefits Council, Chairman of the Board of the Wharton School’s S.S. Huebner Foundation for Insurance Education, and a Trustee of the American Museum of Natural History. He also serves on the Board of Trustees of Emory University, the National Board of Advisors at the Morehouse School of Medicine and the Boards of Directors of The New York Philharmonic and The New York Botanical Garden. Mr. Henrikson received a bachelor’s degree from the University of Pennsylvania and a law degree from Emory University School of Law. In addition, he is a graduate of the Wharton School’s Advanced Management Program. He has been a Director of MetLife since April 26, 2005 and a Director of Metropolitan Life Insurance Company since June 1, 2005.

John M. Keane, age 66, is the co-founder and Senior Managing Director of Keane Advisors, LLC, a private equity firm, President of GSI, LLC, an independent consulting firm, and an Advisor to the Chairman and Chief Executive Officer of URS Corporation, a global engineering design firm. General Keane served in the U.S. Army for 37 years. He was Vice Chief of Staff and Chief Operating Officer of the Army from 1999 until his retirement in October 2003. He is a Director of General Dynamics Corporation, MacAndrews & Forbes Holdings, Inc. and Cyalume Technologies Holdings, Inc. He also is a military contributor and analyst with ABC News, member of the United States Department of Defense Policy Board, member of the Council on Foreign Relations, and Chairman of the Senior Executive Committee of the Army Aviation Association of America. He also serves on the Boards of the Knollwood Foundation, the Army Heritage Foundation, the George C. Marshall Foundation, the Rand Corporation and the Welcome Back Veterans Foundation. General Keane received a bachelor’s

MetLife 2009 Proxy Statement

degree in accounting from Fordham University and a master’s degree in philosophy from Western Kentucky University. General Keane has received honorary doctorate degrees in law and public service from Fordham University and Eastern Kentucky University, respectively. General Keane has been a Director of MetLife and Metropolitan Life Insurance Company since 2003.

Catherine R. Kinney, age 57, has been Group Executive Vice President, Listings, Marketing and Branding, NYSE Euronext, since 2008. She has announced her retirement from this position, effective March 26, 2009. Previously, Ms. Kinney was President and Co-Chief Operating Officer of the New York Stock Exchange, Inc. and, following the Archipelago Exchange merger in 2006, NYSE Group, Inc., since January 1, 2002. She served as a Director and Executive Vice Chairman of the Board of Directors of the New York Stock Exchange from January 2002 to December 2003, prior to which she served as Group Executive Vice President for more than five years. Ms. Kinney is a member of the Board of Regents of Georgetown University and a member of the Board of Directors of Catholic Charities of the Archdiocese of New York. She served on the Boards of Directors of MetLife and Metropolitan Life Insurance Company from 2002 to 2004, and the Board of Directors of Depository Trust Company from 2003 to 2007. Ms. Kinney received a bachelor’s degree from Iona College and attended the Advanced Management Program at Harvard Business School.

Hugh B. Price, age 67, has been the John L. Weinberg/Goldman Sachs Visiting Professor of Public and International Affairs at the Woodrow Wilson School of Princeton University since August 2008. He also has been a Senior Fellow of the Brookings Institution since February 2006. Previously, he was a Senior Advisor to the law firm of DLA Piper Rudnick Gray Cary US LLP from September 2003 until September 2005 and served as President and Chief Executive Officer of the National Urban League, Inc. from 1994 to April 2003. Mr. Price is a Director of Verizon Communications, Inc. He is a Trustee of the Mayo Clinic and a Director of the Jacob Burns Film Center. Mr. Price received a bachelor’s degree from Amherst College and received a law degree from Yale Law School. He has been a

Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1994.

Kenton J. Sicchitano, age 64, was a Global Managing Partner of PricewaterhouseCoopers LLP, an assurance, tax and advisory services company, until his retirement in June 2001. Mr. Sicchitano joined Price Waterhouse LLP, a predecessor firm of PricewaterhouseCoopers LLP, in 1970, and after becoming a partner in 1979, held various leadership positions within the firm until he retired in 2001. He is a Director of PerkinElmer, Inc. and Analog Devices, Inc. At various times from 1986 to 1995, he served as a Director and/or officer of a number of not-for-profit organizations, including as President of the Harvard Business School Association of Boston, Director of the Harvard Alumni Association and the Harvard Business School Alumni Association, Director and Chair of the Finance Committee of New England Deaconess Hospital and a Trustee of the New England Aquarium. Mr. Sicchitano received a bachelor’s degree from Harvard College and a master’s degree in business administration from Harvard Business School. Mr. Sicchitano has been a Director of MetLife and Metropolitan Life Insurance Company since 2003.

The following Class II Directors have previously been elected to terms that expire as of the 2010 Annual Meeting:

Burton A. Dole, Jr., age 71, is the retired Chairman of Dole/Neal, LLC, a privately-held energy management firm. Mr. Dole was a Partner and Chief Executive Officer of MedSouth Therapy Associates, LLC, a rehabilitative health care company, from 2001 to 2003, and was Chairman of the Board of Nellcor Puritan Bennett, Incorporated, a medical equipment company, from 1995 until his retirement in 1997. He was Chairman of the Board, President and Chief Executive Officer of Puritan Bennett, Incorporated from 1986 to 1995. Mr. Dole served as Chairman of the Board of Directors of the Kansas City Federal Reserve Bank and Federal Reserve Agent from 1992 through 1994. Mr. Dole was a Director of New England Mutual Life Insurance Company from 1994 to 1996, before it was acquired by Metropolitan Life Insurance Company. He served as Chairman of the

MetLife 2009 Proxy Statement

Conference of Chairmen of the Federal Reserve System in 1994. He received both a bachelor’s degree in mechanical engineering and a master’s degree in business administration from Stanford University. Mr. Dole has been a Director of MetLife since August 1999 and a Director of Metropolitan Life Insurance Company since 1996.

R. Glenn Hubbard, Ph.D., age 50, has been the Dean of the Graduate School of Business at Columbia University since 2004 and the Russell L. Carson Professor of Finance and Economics since 1994. Dr. Hubbard has been a professor of the Graduate School of Business at Columbia University since 1988. He is also a visiting scholar and Director of the Tax Policy Program for the American Enterprise Institute, and was a member of the Panel of Economic Advisers for the Congressional Budget Office from 2004 to 2006. From 2001 to 2003, Dr. Hubbard served as Chairman of the U.S. Council of Economic Advisers and as Chairman of the Economic Policy Committee of the Organization for Economic Cooperation and Development. Dr. Hubbard is a member of the Boards of Directors of Automatic Data Processing, Inc., BlackRock Closed-End Funds and KKR Financial Holdings LLC. He also serves on the Boards of the Economic Club of New York and Fifth Avenue Presbyterian Church, New York, and is a member of the Advisory Board of the National Center on Addiction and Substance Abuse. Dr. Hubbard holds a Ph.D. and master’s degree in economics from Harvard University, and a bachelor of arts degree and a bachelor of sciences degree from the University of Central Florida. He has been a Director of MetLife and Metropolitan Life Insurance Company since February 2007.

James M. Kilts, age 61, has been Partner, Centerview Partners Management, LLC, a private equity and financial advisory firm, since October 2006. He had been Vice Chairman of the Board of The Procter & Gamble Company from October 2005, following the merger of The Gillette Company with Procter & Gamble, until October 2006. Previously and, until October 2005, he had served as Chairman of the Board, Chief Executive Officer and President of Gillette since January 2001, February 2001 and November 2003, respectively. Prior to joining Gillette, Mr. Kilts was President and Chief Executive Officer of

Nabisco Group Holdings Corp. from December 1999 until it was acquired in December 2000 by Philip Morris Companies Inc., now Altria Group Inc. He was President and Chief Executive Officer of Nabisco Holdings Corp. and Nabisco Inc. from January 1998 to December 1999. Before that, he was an Executive Vice President, Worldwide Food, Philip Morris, from 1994 to 1997 and served as President of Kraft USA from 1989 to 1994. Previously, he served as President of Kraft Limited in Canada and as Senior Vice President of Kraft International. Mr. Kilts began his business career with General Foods Corporation in 1970. Mr. Kilts is a member of the Boards of Directors of Pfizer, Inc. and MeadWestvaco Corporation, and a member of the Supervisory Board of the Nielsen Company, a leading global and information media company. He also is a member of the Board of Overseers of Weill Cornell Medical College. He serves on the Boards of Trustees of Knox College and the University of Chicago and is Chairman of the Advisory Council of the University of Chicago Graduate School of Business. Mr. Kilts is a past Chairman of the Grocery Manufacturers Association. He is a graduate of Knox College and earned a master of business administration degree from the University of Chicago. Mr. Kilts has been a Director of MetLife and Metropolitan Life Insurance Company since 2005.

David Satcher, M.D., Ph.D., age 68, is the Director of the Satcher Health Leadership Institute and the Center of Excellence on Health Disparities at the Morehouse School of Medicine (MSM), where he also occupies the Poussaint-Satcher-Cosby Chair in Mental Health. From December 2004 to July 2006, Dr. Satcher served as the President of MSM. From September 2002 to December 2004, Dr. Satcher was the Director of the National Center for Primary Care at MSM. Dr. Satcher completed his four-year term as the 16th Surgeon General of the United States in February 2002, after which he served as a Senior Visiting Fellow with the Kaiser Family Foundation until he assumed the post of Director of the National Center for Primary Care. Dr. Satcher served as the U.S. Assistant Secretary for Health from 1998 to January 2001, and from 1993 to 1998, he was the Director of the Centers for Disease Control and Prevention and the administrator of the Agency for Toxic Substances and Disease Registry. Dr. Satcher is a member of the Boards

MetLife 2009 Proxy Statement

of Directors of Johnson & Johnson, the Kaiser Family Foundation, the Community Foundation of Greater Atlanta and the United Way of Metropolitan Atlanta. Dr. Satcher has been a Director of MetLife and Metropolitan Life Insurance Company since February 2007.

The following Class III Directors have previously been elected to terms that expire as of the 2011 Annual Meeting:

Sylvia Mathews Burwell, age 43, is President of the Global Development Program at The Bill and Melinda Gates Foundation. Ms. Burwell joined the Foundation in 2001 as Executive Vice President and served as its Chief Operating Officer from 2002 to April 2006. Prior to joining the Foundation, she served as Deputy Director of the Office of Management and Budget in Washington, D.C. from 1998. Ms. Burwell served as Deputy Chief of Staff to President Bill Clinton from 1997 to 1998, and was Chief of Staff to Treasury Secretary Robert Rubin from 1995 to 1997. She also served as Staff Director for the National Economic Council from 1993 to 1995. Ms. Burwell was Manager of President Clinton’s economic transition team. Prior to that, she was an Associate at McKinsey and Company from 1990 through 1992. She is a member of the Board of Directors of the Council on Foreign Relations, a member of the Aspen Strategy Group, the Trilateral Commission and the Nike Foundation Advisory Group, and a member of the Board of the Alliance for a Green Revolution in Africa. Ms. Burwell received a bachelor’s degree in government, cum laude, from Harvard University in 1987 and a bachelor’s degree in philosophy, politics and economics from Oxford University, where she was a Rhodes Scholar. Ms. Burwell has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.

Eduardo Castro-Wright, age 54, is Vice Chairman of Wal-Mart Stores, Inc. Mr. Castro-Wright joined Wal-Mart in 2001 and worked in Mexico through 2005, first as President and later as Chief Executive Officer of Wal-Mart de Mexico. He then joined Wal-Mart in the U.S. as Chief Operating Officer of the Wal-Mart Stores division in early 2005 and was promoted later that year to President and Chief Executive Officer of the Wal-Mart Stores division.

In November 2008, he was appointed Vice Chairman of Wal-Mart Stores, Inc. Previously, he was the President and Chief Executive Officer of Honeywell Transportation and Power Systems Worldwide. Prior to that, he was President of Honeywell Asia/Pacific. Mr. Castro-Wright also held several leadership positions at Nabisco, Inc., including President of Nabisco Asia/Pacific, as well as President and Chief Executive Officer of the company’s businesses in Venezuela and Mexico. Mr. Castro-Wright is a member of the Boards of Directors of the Hispanic Scholarship Fund and the Retail Industry Leaders Association. He received a bachelor of science degree in mechanical engineering from Texas A&M University. Mr. Castro-Wright has been a Director of MetLife and Metropolitan Life Insurance Company since March 2008.

Cheryl W. Grisé, age 56, was Executive Vice President of Northeast Utilities, a public utility holding company, from December 2005 until her retirement effective June 2007, Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007, President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007, President of the Utility Group of Northeast Utilities from May 2001 to December 2005, and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001. Ms. Grisé is a Director of Pall Corporation and Pulte Homes, Inc. She also serves on the Boards of the University of Connecticut Foundation and the Kingswood-Oxford School, and is a Senior Fellow of the American Leadership Forum. She received a bachelor of arts degree from the University of North Carolina at Chapel Hill and a law degree from Thomas Jefferson School of Law, and has completed the Yale Executive Management Program. Ms. Grisé has been a Director of MetLife and Metropolitan Life Insurance Company since 2004.

William C. Steere, Jr., age 72, was Chairman of the Board and Chief Executive Officer of Pfizer Inc., a research-based global pharmaceutical company, from 1992 until his retirement in May 2001. Mr. Steere is a Director of Pfizer Inc., Health Management Associates, Inc., the New York Botanical Garden, and the Naples Philharmonic Center for the Arts. He is a Trustee of the New York University Medical Center and a member of the

MetLife 2009 Proxy Statement

Board of Overseers of the Memorial Sloan-Kettering Cancer Center. Mr. Steere received a bachelor’s degree from Stanford University. He has been a Director of MetLife since 1999 and a Director of Metropolitan Life Insurance Company since 1997. Mr. Steere was appointed as Lead Director of MetLife’s Board of Directors on January 18, 2006.

Lulu C. Wang, age 64, is Chief Executive Officer of Tupelo Capital Management LLC, an investment management firm which she founded in 1997. Ms. Wang has been engaged in professional money management since 1972. Prior to founding Tupelo Capital Management, she served as Director and Executive Vice President of Jennison Associates Capital Corporation. Before

joining Jennison in 1988, Ms. Wang oversaw equities management at Equitable Capital Management as Senior Vice President and Managing Director. Ms. Wang serves on the Boards of the Asia Society, Columbia Business School, Metropolitan Museum of Art, Rockefeller University, WNYC Public Radio and the Committee of 100. She also serves as Trustee Emerita of Wellesley College and as a Consulting Director of the New York Community Trust. Ms. Wang received her bachelor of arts degree from Wellesley College and a masters in business administration from Columbia Business School. She is a chartered financial analyst. Ms. Wang has been a Director of MetLife and Metropolitan Life Insurance Company since March 2008.

MetLife 2009 Proxy Statement

Proposal Two — Reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan

The Board of Directors recommends that shareholders vote FOR the reapproval of the MetLife, Inc. 2005 Stock and Incentive Plan.

SHAREHOLDERS ARE NOT BEING ASKED TO APPROVE ANY ADDITIONAL SHARES FOR ISSUANCE UNDER THE STOCK AND INCENTIVE PLAN, TO MODIFY THE TERMS OF THE STOCK AND INCENTIVE PLAN, OR TO APPROVE ANY CHANGES TO ANY OF THE ANNUAL LIMITS ON GRANTS THAT CAN BE MADE UNDER THE STOCK AND INCENTIVE PLAN.

The Company established the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the Stock and Incentive Plan) effective as of April 15, 2005, after approval by its shareholders at the 2004 Annual Meeting. The Stock and Incentive Plan provides the Compensation Committee with the discretion to establish Performance Measures (as defined below) consistent with Section 162(m) (Section 162(m)) of the Internal Revenue Code of 1986, as amended, and authorizes the granting of awards to employees contingent upon achievement of such Performance Measures, including awards of shares of MetLife, Inc. common stock (Shares).

Section 162(m) limits the deductibility of compensation paid to the Company’s five most highly-compensated executives to $1,000,000 per year, but contains an exception for certain Performance-Based Compensation (as defined below). Regulations promulgated under Section 162(m) require the Company to seek reapproval of the Stock and Incentive Plan every five years, in order to continue to fully deduct for federal income tax purposes Performance-Based Compensation (as defined below) paid under the Stock and Incentive Plan to its five most highly-compensated executives.

In order to preserve the deductibility of most compensation paid to the Company’s five most highly-compensated executives, the Board is asking shareholders to reapprove the existing Stock and Incentive Plan. The Compensation Committee may use the Performance Measures

included in the Stock and Incentive Plan to grant Performance-Based Compensation (see “Performance-Based Compensation” on page 16). The Stock and Incentive Plan allows the Compensation committee to grant Awards that satisfy the requirements of Section 162(m), but does not require it to do so.

If this action is approved, the Stock and Incentive Plan will be reapproved and will provide for continued deductibility of some of the compensation paid to the Company’s most highly-compensated executives. If this action is not approved, the current Performance Measures will remain as they exist in the Stock and Incentive Plan today and some of the compensation paid to the Company’s most highly-compensated executives may not be deductible, resulting in additional costs to the Company.

The following is a summary of provisions of the Stock and Incentive Plan and is qualified in its entirety by reference to the complete text of the Stock and Incentive Plan attached to this Proxy Statement as Appendix A.

The purpose of the Stock and Incentive Plan is to promote the success and enhance the value of the Company and its affiliates by linking the personal interests of those eligible individuals granted Awards (as defined below) under the Stock and Incentive Plan to the interests of the Company’s shareholders and to provide an incentive for outstanding performance. The Stock and Incentive Plan will remain in effect until the earlier of its termination in accordance with its terms, the tenth anniversary of the date it became effective, or the distribution of all of the shares subject to the Stock and Incentive Plan.

The Compensation Committee (or another Committee designated by the Board) may make awards of nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-

MetLife 2009 Proxy Statement

Based Awards, and Stock-Based Awards (each as defined below, and collectively, Awards), and determines all of the terms of Awards. Each Award will be evidenced by a written Award Agreement.

Share Authorization and Limits

The number of Shares reserved for issuance under the Stock and Incentive Plan is 68 million Shares. In addition, Shares reserved for issuance under the MetLife, Inc. 2000 Stock Incentive Plan that remained unused, and Shares related to awards under that plan that have lapsed, expired, terminated, been cancelled, settled in cash, or tendered to pay an exercise price, or used to satisfy tax withholding, will be available for issuance under the Stock and Incentive Plan.

Shares issued in connection with a Stock Option or Stock Appreciation Right (as defined below) are counted as one Share against the total number of Shares available for issuance under the Stock and Incentive Plan. For all other Awards, any Shares issued are counted as 1.179 Shares against that total authorization.

Awards intended to be Performance-Based Compensation under Section 162(m) are subject to the following limits in any one calendar year to any one individual: two million Shares subject to Stock Options or Stock Appreciation Rights; one million Shares of Restricted Stock or Restricted Stock Units; one million Shares awarded as Performance Shares or for Performance Units, or a value equal to that number of Shares determined as of the date of vesting or payout, as applicable; $10 million in Cash-Based Awards; and one million Shares in Stock-Based Awards. The Company does not currently anticipate that anyone will be granted Awards in the amount of any of the award limits.

Upon the occurrence of certain corporate events, such as a change in capitalization of the Company, merger, or stock split, the Compensation Committee may, in its discretion to prevent dilution or enlargement of award-holders’ rights, substitute or adjust Share limits and terms of Awards under the Stock and Incentive Plan. The terms of Award Agreements approved by the Compensation Committee may provide for such substitution or adjustment of Awards on a non-discretionary basis.

Eligibility

All employees of the Company and its affiliates (Employees), and all natural persons licensed or otherwise authorized under applicable law to represent the Company or any affiliate in the sale of insurance or financial products or services (Agents), are eligible for Awards under the Stock and Incentive Plan. Directors who are not otherwise employed by the Company or any affiliate are not eligible to receive Awards under the Stock and Incentive Plan. As of December 31, 2008, there were approximately 380,000 Employees and non-Employee Agents.

Administration

The Compensation Committee administers the Stock and Incentive Plan. Actions taken by the Compensation Committee are final, conclusive, and binding. The Compensation Committee has discretion to interpret the Stock and Incentive Plan, determine eligibility for Awards, establish the terms of Awards and adopt rules and regulations for administering the Stock and Incentive Plan. Subject to applicable restrictions in the Compensation Committee Charter, the Compensation Committee may delegate any of its administrative duties to any other person or persons. The Compensation Committee may also delegate any of its duties, except with respect to Awards intended to be Performance-Based Compensation, to one or more of its members or to one or more officers of the Company or its affiliates, subject to periodic reports to the Compensation Committee regarding the nature and scope of the Awards granted under such delegation, and subject to applicable restrictions in the Committee’s Charter.

Fair Market Value

For purposes of the Stock and Incentive Plan, the Compensation Committee has the authority to determine fair market value with respect to Shares using any of several alternative methods commonly used in compensation practices, including the average trading values of the stock over a period of days. The Compensation Committee may elect to use different methods of establishing fair market value at different times, or for different purposes, under the Stock and

MetLife 2009 Proxy Statement

Incentive Plan (such as using the average of a single day’s high and low trading prices for establishing the exercise price of a Stock Option, but a multi-day average for valuing Shares delivered in lieu of a cash payment).

Stock Options

Under the Stock and Incentive Plan, the Compensation Committee may grant options to purchase Shares (Stock Options) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (such Stock Options, Incentive Stock Options) and other Stock Options (Nonqualified Stock Options). No Award of Incentive Stock Options may be made more than ten years after the adoption of the Stock and Incentive Plan by the Board. No Stock Option may be exercised later than the tenth anniversary date of its grant, except that the Compensation Committee may grant Stock Options of longer duration to individuals outside the U.S. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has the right to exercise each Stock Option following termination of employment or active relationship as Agent with the Company or its affiliates. The Compensation Committee may substitute Stock Appreciation Rights (as defined below) for any outstanding Stock Options, on terms and economic benefit equivalent to such Stock Options.

The exercise price of each Stock Option must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the fair market value of the Shares on the date of grant, or indexed (as determined by the Compensation Committee) to the fair market value of Shares on the date of grant. The Compensation Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Option as it determines advisable.

Federal Income Tax Consequences of Stock Options

The following is a brief summary of the federal income tax aspects of the issuance and exercise of Stock Options under the Stock and Incentive Plan, based upon the federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive, and the exact tax consequences to anyone will depend upon his or her particular circumstances and other factors.

Generally, on the grant of an Incentive Stock Option, the individual will not recognize income nor will the Company or its subsidiaries be entitled to take a deduction. The individual will not have taxable income on the exercise of an Incentive Stock Option (except that the alternative minimum tax may apply).

Generally, if an individual sells Shares upon exercise of an Incentive Stock Option before the end of the applicable Incentive Stock Option holding period, the individual must recognize ordinary income equal to the difference between:

(a)	the fair market value (as defined in the Internal Revenue Code) of the Shares at the date of exercise of the Incentive Stock Option (or, if less, the amount realized upon disposition of the Shares), and

(b)	the exercise price.

Otherwise, the disposition of Shares acquired upon the exercise of an Incentive Stock Option after the Incentive Stock Option holding period is met generally will result in short term or long term capital gain or loss measured by the difference between the sale price and the individual’s tax basis in the Shares. The tax basis generally is equal to the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the Incentive Stock Option.

Generally, with respect to Nonqualified Stock Options, the individual will not recognize income at the time the Stock Option is granted. On exercise of the Stock Option, the individual recognizes ordinary income in an amount equal to the difference between the fair market value (as defined in the Internal Revenue Code) of the Shares on the date of exercise and the exercise price. At disposition of the Shares acquired upon the exercise of a Nonqualified Stock Option, any appreciation (or depreciation) after date of exercise is treated as either short term or long term capital gain or loss, depending upon the

MetLife 2009 Proxy Statement

length of time that the individual has held the Shares.

A Company subsidiary that employs a Stock Option Award recipient generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the individual in connection with (1) a disqualifying disposition of Shares received from the exercise of an Incentive Stock Option, or (2) the exercise of a Nonqualified Stock Option.

Stock Appreciation Rights

Under the Stock and Incentive Plan, the Compensation Committee may grant Awards in the form of the right to receive the difference in fair market value of a Share on the date of exercise over the Share price at which such right is granted (a Stock Appreciation Right). The Compensation Committee may require that the exercise of a Stock Appreciation Right include the forfeiture of the right to purchase a Share under a related Stock Option, and is itself cancelled or exercised upon the exercise of the related Stock Option.

Each Stock Appreciation Right would be evidenced by an Award Agreement that specifies the grant price, the number of Shares on which the Stock Appreciation Right is based, and other conditions and provisions determined by the Compensation Committee. No Stock Appreciation Right may be exercised later than the tenth anniversary date of its grant, except that the Compensation Committee may grant Stock Appreciation Rights of longer duration outside the U.S. The Compensation Committee would determine, in each Award Agreement, the extent to which an individual has the right to exercise each Stock Appreciation Right following termination of employment or Agent relationship.

The grant price of each Stock Appreciation Right must be based on 100% of the fair market value of the Shares on the date of grant, set at a premium to the fair market value of the Shares on the date of grant, or indexed (as determined by the Compensation Committee) to the fair market value of Shares on the date of grant. Stock Appreciation Rights (subject to certain limitations) may be exercised on terms determined by the Compensation Committee.

The Compensation Committee may impose such restrictions on Shares acquired pursuant to exercise of a Stock Appreciation Right as it determines advisable.

As of December 31, 2008 no Stock Appreciation Rights had been granted under the Stock and Incentive Plan.

Restricted Stock and Restricted Stock Units

Under the Stock and Incentive Plan, the Compensation Committee may grant Awards of Shares subject to a period in which such Shares are subject to forfeiture based on discontinued service, the failure to achieve performance criteria, and/or the occurrence of other events as determined by the Compensation Committee (Restricted Stock), and may grant Awards denominated in units subject to forfeiture (Restricted Stock Unit). Restricted Stock Units may be paid in cash, Shares, or a combination thereof as determined by the Compensation Committee.

The Compensation Committee may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units as it deems advisable. The Compensation Committee may grant the right to receive dividends (or the economic equivalent of dividends), in such form and subject to such restrictions as the Compensation Committee may impose. No Restricted Stock Unit will confer any voting rights. The Compensation Committee will determine, in each Award Agreement, the extent to which an individual has the right to retain each Share of Restricted Stock or Restricted Stock Unit following termination of employment or Agent relationship.

Performance Shares and Performance Units

Under the Stock and Incentive Plan, the Compensation Committee may grant Awards denominated in Shares (Performance Shares) or units (Performance Units) whose value is determined as a function of the extent to which specified performance criteria have been achieved. Each Performance Share has an initial value equal to the fair market value of a Share on the date of grant. The Compensation Committee may determine that a Performance Share or Performance Unit is payable in the form of cash,

MetLife 2009 Proxy Statement

Shares, or a combination, and may require the individual to retain any Shares paid for a specified period of time. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has the right to retain each Performance Share or Performance Unit following termination of employment or Agent relationship.

Cash-Based Awards and Stock-Based Awards

Under the Stock and Incentive Plan, the Compensation Committee may grant Awards denominated in cash (Cash-Based Awards) and equity-based or equity-related Awards not otherwise described by the terms of the Stock and Incentive Plan (Stock-Based Awards). The Compensation Committee would determine the value, and any predicate performance criteria, of each Cash-Based Award, and would determine whether the Cash-Based Award will be payable in cash, Shares (subject to such restrictions as are determined by the Compensation Committee), or a combination thereof having a fair market value equal to value of the Cash-Based Award. Stock-Based Awards may include the grant of Shares or payment of cash in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Compensation Committee determines. The Compensation Committee determines, in each Award Agreement, the extent to which an individual has the right to receive each Cash-Based Award or Stock-Based Award following termination of employment or Agent relationship.

Performance-Based Compensation

The Compensation Committee may grant Awards other than a Stock Option or Stock Appreciation Right to an officer of the Company subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), that are intended to provide remuneration solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that satisfy the requirements of Section 162(m) (Performance-Based Compensation). The vesting, payability, or value of Performance-Based Compensation will be determined by the attainment of one or more goals based on one or more of the Performance Measures. The Performance Measures include: net earnings or net income (before or after taxes); earnings per share; net sales growth; net operating profit; operating earnings; operating earnings per share; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; employee and/or agent satisfaction; working capital targets; Economic Value Added (a measure of net operating profit less the opportunity cost of capital); revenue growth; assets under management growth; and rating agencies’ ratings. The Compensation Committee has the discretion to alter the Performance Measures without obtaining shareholder approval of such changes to the extent that applicable tax or securities laws change to permit such alterations.

No Performance-Based Compensation will be payable unless the Compensation Committee certifies in writing that the performance goal(s) applicable to the Award were satisfied. The Compensation Committee may not increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Compensation Committee may retain the discretion to reduce the value below such maximum.

Stock Options and Stock Appreciation Rights satisfy the requirements of Section 162(m) when their exercise price or grant price, respectively, is at least fair market value.

Change of Control

The following paragraphs describe how Awards would be affected in the event of a Change of Control (as defined below), except as otherwise provided in the Award Agreement or other

MetLife 2009 Proxy Statement

agreement between the individual and the Company.

Change of Control, as defined in the Stock and Incentive Plan, occurs if:

•	a person other than MetLife, its subsidiaries, or its employee benefit plans acquires securities representing 25% or more of the combined voting power of MetLife’s outstanding securities;

•	within any 24-month period the persons who were serving as members of MetLife’s Board (the Incumbent Directors) cease to constitute a majority of the members of MetLife’s Board (provided that any Directors elected to the Board by a majority of the Incumbent Directors then still in office will be treated as Incumbent Directors for this purpose);

•	a merger, reorganization, or similar transaction (including a sale of substantially all assets) occurs, where MetLife’s shareholders immediately prior to such transaction control less than a majority of the voting power in the surviving, resulting, or acquiring entity immediately after the transaction; or

•	any other event occurs which the Board declares to be a Change of Control.

The Compensation Committee may reasonably determine in good faith prior to the occurrence of a Change of Control that a successor to the Company will honor or assume an Award, or that the successor will substitute new rights (in each case as defined in the Stock and Incentive Plan, an Alternative Award). If the successor makes no Alternative Award, the Change of Control will affect Awards as described below.

All outstanding Stock Options and Stock Appreciation Rights will become immediately exercisable and, if an individual’s employment or Agent relationship is involuntarily terminated for any reason other than Cause (as defined in the Stock and Incentive Plan) within 12 months of the Change of Control the individual will have until the earlier of the term of the Stock Option or Stock Appreciation Right or 12 months following such termination date to exercise the Stock Options or Stock Appreciation Rights. Any forfeiture provisions or other restrictions on Restricted Stock or Restricted Stock Units will lapse and the target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including Awards intended to be Performance-Based Compensation) are deemed fully earned based on attainment of target performance as of the effective date of the Change of Control. The vesting of all Awards denominated in Shares or cash will be accelerated and be paid to individuals in the specified form within 30 days following the effective date of the Change of Control. All Cash-Based Awards and Stock-Based Awards will vest immediately and be paid as determined by the Compensation Committee.

Alternatively to the effects of a Change of Control described in the paragraph above, the Compensation Committee may unilaterally determine that all outstanding Awards are cancelled and the value of each Award, as determined by the Compensation Committee in accordance with the Stock and Incentive Plan and Award Agreement, will be paid out in cash in an amount based on the Change of Control Price (no payment, however, will be made on account of an Incentive Stock Option using a value higher than the fair market value on the date of the settlement). Change of Control Price means the highest price per Share offered in conjunction with the Change of Control (determined by the Compensation Committee in good faith if any part of the price is payable other than in cash) or, if the Change of Control occurs solely due to a change in the composition of the Board, the highest fair market value of the Shares on any of the 30 trading days prior to the Change of Control.

Amendment and Termination; Miscellaneous Terms

The Compensation Committee or Board may, at any time, amend, suspend, or terminate the Stock and Incentive Plan in whole or in part, provided that Stock Options and Stock Appreciation Rights will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Stock Option without shareholder approval. To the extent necessary under any applicable law, regulation, or

MetLife 2009 Proxy Statement

exchange requirement, no amendment will be effective unless approved by the shareholders of the Company. No termination, amendment, or suspension of the Stock and Incentive Plan will adversely affect in any material way any Award previously granted under the Stock and Incentive Plan without the written consent of the Award recipient.

The Stock and Incentive Plan does not limit the right of the Company or any of its affiliates to establish any other compensation or benefit plans or programs. Except as otherwise stated in any other benefit plan or program, no Award is treated as compensation for purposes of calculating anyone’s rights under any such other plan or program.

Except as otherwise provided by the Compensation Committee, no Award made under the Stock and Incentive Plan may be sold, transferred, pledged, or assigned other than by will or the laws of descent and distribution.

The March 2, 2009 closing price of Shares on the New York Stock Exchange was $16.51.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2008, regarding the securities authorized for issuance under the Company’s equity compensation plans:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights(2)	Warrants and Rights(2)	in Column (a))(2)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	35,448,725	$41.73	66,124,132
Equity compensation plans not approved by security holders	None		None
Total	35,448,725	$41.73	66,124,132

(1)	Includes the MetLife, Inc. 2000 Stock Incentive Plan (the 2000 Plan) and the MetLife, Inc. 2000 Directors Stock Plan (the 2000 Directors Stock Plan) each of which was approved by Metropolitan Life Insurance Company, the sole shareholder of the Company at the time of approval. The policyholders of Metropolitan Life Insurance Company entitled to vote on its plan of reorganization approved the plan of reorganization, which included both the 2000 Plan and the 2000 Directors Stock Plan. The policyholders entitled to so vote received a summary description of each plan, including the applicable limits on the number of shares available for issuance under each plan.

(2)	The aggregate number of Shares reserved for issuance under the Stock and Incentive Plan is 68,000,000. In addition, 6,099,881 Shares that were available but had not been utilized under the 2000 Plan became available for issuance under the Stock and Incentive Plan at the time the Stock and Incentive Plan became effective. As of December 31, 2008, 6,484,238 Shares recovered due to forfeiture or expiration of awards under the 2000 Plan from the time the Stock and Incentive Plan became effective were also available for issuance under the Stock and Incentive Plan.

Under the Stock and Incentive Plan, Awards granted may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, Performance Shares or Performance Units, Cash-Based Awards, and Stock-Based Awards. As of December 31, 2008 Stock Options, Performance Shares, Restricted Stock Units and Stock-Based Awards had been awarded under the Stock and Incentive Plan.

Stock Options outstanding as December 31, 2008 are included in column (a) and are included in column (b) at their weighted average exercise price.

MetLife 2009 Proxy Statement

Under the Award Agreements that apply to the Performance Share awards made as of December 31, 2008, Shares are payable to eligible award recipients following the conclusion of the performance period. The number of shares payable is determined by multiplying the number of Performance Shares by a performance factor (from 0% to 200%) based on the performance of the Company with respect to: (i) change in annual net operating earnings per share; and (ii) proportionate total shareholder return, as defined, as a percentile of the performance of other Fortune 500® companies in the Standard & Poor’s Insurance Index, with regard to the performance period. Performance Shares that were unvested on December 31, 2008, or that vested by December 31, 2008, but whose performance factor has not yet been determined and have not yet become payable, are included in column (a) assuming the maximum performance factor, but are not included in determining the weighted average exercise price in column (b) because they have no exercise price.

Under the Award Agreements that apply to the Restricted Stock Unit awards, Shares are equal to the number of Restricted Stock Units awarded are normally payable to eligible award recipients on the third or later anniversary of the date the Restricted Stock Units were granted. Restricted Stock Units that were unvested by December 31, 2008 are included in column (a), but are not included in determining the weighted average exercise price in column (b) because they have no exercise price.

Shares that had become payable from any awards but had been deferred and remained unpaid as of December 31, 2008 are included in column (a), but are not included in determining the weighted average in column (b) because they have no exercise price.

Each Share issued under the Stock and Incentive Plan in connection with awards other than Stock Options or Stock Appreciation Rights (including Shares payable on account of Performance Shares, Restricted Stock Units, and Stock-Based Awards) reduces the number of Shares remaining for issuance under the Stock and Incentive Plan by 1.179 Shares. Accordingly, outstanding Performance Units and outstanding Performance Shares are reflected as reducing the number of Shares remaining for issuance by a factor of 1.179. Each Share issued under the Stock and Incentive Plan in connection with a Stock Option or Stock Appreciation Right reduces the number of Shares remaining for issuance under the Stock and Incentive Plan by 1.0. Accordingly, outstanding Stock Options are reflected as reducing the number of Shares remaining for issuance by a factor of 1.0.

Share awards to Directors were made under a separate Share award authorization under the 2000 Directors Stock Plan. Those awards have not reduced the number of Shares remaining available for issuance as of December 31, 2008. Under the MetLife, Inc. 2005 Non-Management Director Stock Compensation Plan (the 2005 Directors Stock Plan), awards granted may be in the form of non-qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units, or Stock-Based Awards (each as defined in the 2005 Directors Stock Plan). Stock-Based awards have been made under the 2005 Directors Stock Plan. The number of Shares reserved for issuance under the 2005 Directors Stock Plan is 2,000,000.

Under both the Stock and Incentive Plan and the 2005 Directors Stock Plan, in the event of a corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the appropriate committee of the Board of Directors of the Company, in order to prevent dilution or enlargement of participants’ rights under the applicable plan, shall in its sole discretion substitute or adjust, as applicable, the number and kind of Shares that may be issued under that plan and shall adjust the number and kind of Shares subject to outstanding awards. Any Shares related to awards under the plans which: (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares; (ii) are settled in cash either in lieu of

MetLife 2009 Proxy Statement

Shares or otherwise; or (iii) are exchanged with the appropriate Board committee’s permission for awards not involving Shares, are available again for grant under the applicable plan. If the option price of any Stock Option or the tax withholding requirements with respect to any award granted under either plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a Stock Appreciation Right is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance. The maximum number of Shares available for issuance shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, or Stock-Based Awards.

MetLife 2009 Proxy Statement

Proposal Three — Ratification of Appointment of the Independent Auditor

The Board of Directors recommends that you vote to ratify the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2009.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2009, subject to shareholder ratification. Deloitte has served as independent auditor of MetLife and most of its subsidiaries, including Metropolitan Life Insurance Company, for many years. Its long term knowledge of the MetLife group of companies, combined with its insurance industry expertise, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency.

In considering Deloitte’s appointment, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:

•	Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the key members of the engagement team for the audit of the Company’s financial statements;

•	Deloitte’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

The Audit Committee assures the regular rotation of the audit engagement team partners as required by law.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under

Sarbanes-Oxley and Securities and Exchange Commission rules. Each year before the annual engagement of the independent auditor, and under procedures adopted by the Audit Committee, the Audit Committee reviews a schedule of particular audit services that the Company expects to be performed in connection with the audit of the Company’s financial statements for the current fiscal year and an estimated amount of fees for each particular audit service. The Audit Committee also reviews a schedule of audit-related, tax and other permitted non-audit services that the Company may engage the independent auditor to perform during the following twelve month period and an estimated amount of fees for each of those services.

Based on this information, the Audit Committee pre-approves the audit services that the Company expects to be performed by the independent auditor in connection with the audit of the Company’s financial statements for the current fiscal year, and the audit-related, tax and other permitted non-audit services that management may desire to engage the independent auditor to perform during the next twelve month period. In addition, the Audit Committee approves the terms of the engagement letter to be entered into by the Company with the independent auditor.

If the audit, audit-related, tax and other permitted non-audit fees for a particular period exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor.

Representatives of Deloitte will attend the 2009 Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

MetLife 2009 Proxy Statement

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2008 and 2007.

Independent Auditor’s Fees for 2008 and 2007(1)

	2008	2007

Audit Fees(2)	$41.5 million	$44.5 million
Audit-Related Fees(3)	5.9 million	7.0 million
Tax Fees(4)	1.2 million	1.9 million
All Other Fees(5)	0.9 million	0.2 million

(1)	All fees shown in the table related to services that were approved by the Audit Committee. The fees shown in the table for 2007 include fees billed to Reinsurance Group of America, Incorporated (RGA), a publicly traded company that was a majority-owned subsidiary of MetLife until September 12, 2008, when MetLife divested substantially all of its ownership interest in RGA. The fees shown in the table for 2008 include fees billed to RGA during 2008 for services performed prior to the date of the divestiture.

(2)	Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(3)	Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(4)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities.

(5)	Fees for other types of permitted services.

MetLife 2009 Proxy Statement

Corporate Governance

Corporate Governance Guidelines.

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters. Topics covered by the Guidelines include:

•	Director qualifications, independence and responsibilities;

•	the identification of candidates for Board positions;

•	the Committees of the Board;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director stock ownership guidelines;

•	the appointment of a Lead Director by the Independent Directors; and

•	the Board’s majority voting standard in uncontested Director elections, which is also reflected in the Company’s By-Laws.

A printable version of the Corporate Governance Guidelines may be found on MetLife’s website at http://www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.” A copy of the Corporate Governance Guidelines also may be obtained by any shareholder by submitting a written request to MetLife, Inc., 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary.

Information About the Board of Directors.

Responsibilities, Independence and Composition of the Board of Directors.  The Directors of MetLife are individuals upon whose judgment, initiative and efforts the success and long-term value of the Company depend. As a Board, these individuals review MetLife’s business policies and strategies and oversee the management of the Company’s businesses by the Chief Executive Officer and the other most senior executives of the Company (Executive Officers or Executive Group). The Board currently consists of 13 Directors, 12 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the New York Stock Exchange Corporate Governance Standards. An Independent Director for Audit Committee purposes meets additional requirements of Rule 10A-3 under the Exchange Act.

Effective as of the 2009 Annual Meeting, the size of the Board is being increased from 13 to 14 members. The Board of Directors has nominated Catherine R. Kinney for election as a new Non-Management Director of MetLife at the 2009 Annual Meeting, to fill the additional Director position resulting from the increase in the size of the Board. The Board has affirmatively determined that, if elected, Ms. Kinney would qualify as an Independent Director.

As permitted by the New York Stock Exchange Corporate Governance Standards, the Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. The Board has determined that the Independent Directors, as well as Ms. Kinney, satisfy all applicable categorical standards. The categorical standards are included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at http://www.metlife.com/corporategovernance under the link “Corporate Governance Guidelines.”

MetLife 2009 Proxy Statement

The Board has affirmatively determined that Sylvia Mathews Burwell, Eduardo Castro-Wright, Burton A. Dole, Cheryl W. Grisé, R. Glenn Hubbard, John M. Keane, James M. Kilts, Hugh B. Price, David Satcher, Kenton J. Sicchitano, William C. Steere, Jr. and Lulu C. Wang are all Independent Directors who do not have any material relationships with the Company or any of its consolidated subsidiaries. The Board also has affirmatively determined that, if elected, Ms. Kinney would be an Independent Director who does not have any material relationships with the Company or any of its consolidated subsidiaries. Previously, the Board affirmatively determined that James R. Houghton, Helene L. Kaplan and Charles M. Leighton, each of whom retired from the Board effective at the time of the 2008 Annual Meeting, were all Independent Directors during their period of service in 2008.

In determining that Ms. Burwell is independent, the Board considered that Ms. Burwell’s sister is an executive officer of Local Initiatives Support Corporation (LISC), a not-for-profit corporation that provides financial and other support to resident-led community-based development organizations. Metropolitan Life Insurance Company is a lender to LISC under its social investment program and also holds equity investments in certain LISC-related partnerships. The MetLife Foundation makes financial contributions to LISC and holds an equity investment in a LISC-related partnership. The Board of Directors did not consider Ms. Burwell’s sister’s relationship with LISC to be material to Ms. Burwell’s independence because the LISC-related transactions were each made in the ordinary course and Ms. Burwell’s sister has not been directly engaged in any of these transactions. In addition, the Board considered that if Ms. Burwell’s relationship with LISC had been direct rather than indirect, the financial transactions involving Metropolitan Life Insurance Company, the MetLife Foundation and LISC would not exceed the relevant thresholds in the Company’s categorical standards regarding Director independence.

Mrs. Kaplan is Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP (Skadden), which provides legal services to the Company and its affiliates. Under the Company’s categorical standards, a Director’s independence is not impaired because the Director holds a salaried position at an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company if the amount of all payments from the Company to the entity during the most recently completed fiscal year was less than two percent of the other entity’s consolidated gross revenues. In determining that Mrs. Kaplan was independent during her period of service as a Director in 2008, the Board considered that the payments received by Skadden from the Company in 2007 were less than two percent of Skadden’s consolidated gross revenues. In addition, the Board considered that Mrs. Kaplan was paid a salary by Skadden and had no ownership or management rights in the firm.

The Company’s Board of Directors is divided into three classes. One class is elected each year to hold office for a term of three years. Of the 13 current Directors, four are Class I Directors with terms expiring at the 2009 Annual Meeting, four are Class II Directors with terms expiring at the 2010 Annual Meeting, and five are Class III Directors with terms expiring at the 2011 Annual Meeting. As a result of the increase in the size of the Board to 14 members, effective as of the 2009 Annual Meeting, the size of Class I will be increased to five Directors.

Executive Sessions of Non-Management Directors.  At each regularly scheduled meeting of the Board of Directors, the Non-Management Directors of the Company (all of whom were also Independent Directors of the Company during 2008) meet in executive session without the presence of the Company’s management. The Independent Directors annually appoint a Lead Director, who presides when the Non-Management Directors meet in executive session. Mr. Steere has served as Lead Director since January 2006.

Director Nomination Process.  Potential candidates for nomination as Directors are identified by the Governance Committee and the Board of Directors through a variety of means, including recommendations of search firms, Board members, Executive Officers and shareholders. Potential candidates for nomination as Director must provide written information about their qualifications and participate in interviews

MetLife 2009 Proxy Statement

conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

The Governance Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance Committee, MetLife, Inc., 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary, not later than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at the 2010 Annual Meeting must be received by the Corporate Secretary no later than December 29, 2009.

The Governance Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders.

The shareholder’s recommendation must set forth all the information regarding the person recommended that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, and must include the recommended nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. In addition, the shareholder’s recommendation must include (i) the name and address of the recommending shareholder and the candidate being recommended; (ii) a description of all arrangements or understandings between the nominating shareholder and the person being recommended and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder; (iii) a representation that the recommendation is being made by a beneficial owner of the Company’s stock; and (iv) if the recommending shareholder intends to solicit proxies, a statement to that effect.

Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Company would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•	Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a leader in American business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•	Reputation and Integrity. Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•	Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of finance, sound business judgment, and an appropriate educational background.

MetLife 2009 Proxy Statement

In recommending candidates for election as Directors, the Governance Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the New York Stock Exchange Corporate Governance Standards and such other criteria as shall be established from time to time by the Board of Directors.

Board Meetings and Director Attendance in 2008.  In 2008, there were 12 regular and special meetings of the Board of Directors. All Directors, with the exception of William C. Steere, Jr., attended more than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served during 2008.

Procedures for Reviewing Related Person Transactions.

The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

Board Committees.

MetLife’s Board of Directors has designated six Board Committees. These Committees perform essential functions on behalf of the Board. The Committee Chairs review and approve agendas for all meetings of their respective Committees. The responsibilities of each of the Committees are summarized below. Only Independent Directors may be members of the Audit, Compensation, Governance and Finance and Risk Policy Committees. Metropolitan Life Insurance Company also has designated Board Committees, including an Investment Committee. Each Committee of the Board of Directors has a Charter that defines the Committee’s purposes and responsibilities. The Charters for the Audit,

MetLife 2009 Proxy Statement

Compensation and Governance Committees incorporate the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange to the extent applicable. Current, printable versions of these Charters are available on MetLife’s website at http://www.metlife.com/corporategovernance by selecting Board of Directors. Print copies of these Charters also may be obtained by submitting a written request to MetLife, Inc., 1095 Avenue of the Americas, Mail Drop 41.125, NY 10036, Attention: Corporate Secretary.

The Audit Committee

The Audit Committee, which consists entirely of Independent Directors,

•	is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor;

•	assists the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes, the adequacy of the Company’s internal control over financial reporting and the integrity of its financial statements;

•	pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk management and risk assessment, and reviews the performance of the Company’s internal audit function;

•	discusses with management, the Company’s General Auditor and the independent auditor the Company’s filings on Forms 10-K and 10-Q and the financial information in those filings;

•	discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and rating agencies;

•	prepares an annual report to the shareholders for presentation in the Company’s proxy statement, the 2009 report being presented on pages 38 and 39 of this Proxy Statement; and

•	has the authority to obtain advice and assistance from, and to receive appropriate funding from the

Company for the retention of, outside counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee met nine times during 2008. A more detailed description of the role and responsibilities of the Audit Committee is set forth in the Audit Committee Charter.

Financial Literacy and Audit Committee Financial Expert.  The Board of Directors has determined that the members of the Audit Committee are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has also determined that a majority of the members of the Audit Committee would qualify as “audit committee financial experts,” as such term is defined by the SEC, including Kenton J. Sicchitano, the Chair of the Committee, Burton A. Dole, Jr., Cheryl W. Grisé and John M. Keane.

The Compensation Committee

The Compensation Committee, which consists entirely of Independent Directors,

•	assists the Board in fulfilling its responsibility to oversee the compensation and benefits of the Company’s executives and other employees of the MetLife enterprise;

•	approves the goals and objectives relevant to the Chief Executive Officer’s total compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s total compensation level based on such evaluation;

•	reviews and recommends approval by the Board of Directors of the total compensation of other officers at the level of executive vice president or above, including their base salaries, annual incentive compensation and long-term equity-based incentive compensation;

•	has sole authority to retain, terminate and approve the fees and other retention terms of any compensation consultants retained to assist the Committee in evaluating executive compensation; and

•	reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and

MetLife 2009 Proxy Statement

incorporated by reference in the Annual Report on Form 10-K), and, based on such review and discussions, (i) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K) and (ii) issues the Compensation Committee Report for inclusion in the proxy statement (the 2009 Report appears on page 40 of this Proxy Statement).

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its Charter, the Compensation Committee may delegate to a subcommittee or to the Chief Executive Officer or other officers of the Company any portion of the Committee’s duties and responsibilities, if the Committee believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the New York Stock Exchange Corporate Governance Standards.

To assist the Committee in carrying out its responsibilities, the Compensation Committee, at its sole initiative without seeking a recommendation from MetLife management, selected and retained Hewitt Associates, Inc. (Hewitt) as its executive compensation consultant. Hewitt provides the Committee with competitive market compensation data and overall market trends about executive compensation, advises the Committee about the overall design and implementation of MetLife’s executive compensation programs, and provides ongoing advice to the Committee about regulatory and accounting developments that may affect the Company’s executive compensation programs. The fees paid to Hewitt for providing such consulting services to the Compensation Committee in 2008 were $203,732.

With the knowledge and concurrence of the Committee, the Company has retained a separate and distinct unit of Hewitt to provide recordkeeping and call center services for the Company’s retirement programs, as well as benefits analyses, communications, and other general human resources consulting. The aggregate fees for Hewitt’s services to the

Company and its affiliates (other than those for consulting services to the Compensation Committee) for 2008 were $7,551,612.

The Committee believes that Hewitt as its compensation consultant must be able to provide candid, direct, independent and objective advice to the Committee that is not influenced by any other relationship that Hewitt might have with the Company. To that end:

•	the Committee on its own initiative selected and retained Hewitt as its consultant;

•	Hewitt reports directly to the Committee about executive compensation matters;

•	Hewitt meets with the Committee in executive sessions that are not attended by any of the Company’s Executive Officers and Hewitt has direct access to the Chair and members of the Committee between meetings; and

•	the Committee does not direct Hewitt to perform its services in any particular manner or under any particular method.

The Committee annually receives information relating to all services that Hewitt provides to the Company and the fees that Hewitt receives for such services. The Committee closely examines the steps that Hewitt has taken to ensure the independence of its executive compensation consulting practice. The Committee has been informed that:

•	Hewitt has segregated the executive compensation consulting practice into a single, separate business unit within Hewitt;

•	Hewitt pays its executive compensation consultants based solely on the results of individual performance and that of the executive compensation practice, and not based on the performance of any other part of Hewitt;

•	Hewitt ensures that the compensation of its executive compensation consultants is not impacted by the overall performance of Hewitt by eliminating equity awards from their compensation; and

•	Hewitt ensures that its executive compensation consultants do not oversee, sell, or manage other Hewitt services for their board-level clients.

For these reasons, the Committee believes that it is receiving independent and objective executive

MetLife 2009 Proxy Statement

compensation advice from Hewitt. In addition, to help ensure that the Committee continues to receive independent and objective advice in the future, the Board of Directors amended the Company’s Corporate Governance Guidelines in December 2008 to provide that from and after August 2011, any consultant retained to advise the Compensation Committee on executive compensation matters should not be retained to provide any other services to the Company.

For information about the key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group, as well as the role of the Chief Executive Officer in setting such compensation, see “Compensation Discussion and Analysis” beginning on page 41. Also see the Compensation Discussion and Analysis for information about compensation paid to the Named Executive Officers listed in the Summary Compensation Table on page 55.

The Compensation Committee met six times during 2008.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2008, no Executive Officer of MetLife served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

The Executive Committee

The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2008.

The Finance and Risk Policy Committee

The Finance and Risk Policy Committee, which consists entirely of Independent Directors,

•	assists the Board in overseeing the Company’s financial policies and strategies, capital structure and dividend policies, and internal risk management functions;

•	approves or recommends for Board consideration financial matters such as the issuance or repurchase of the Company’s securities, payment of dividends on the Company’s securities, acquisitions or dispositions of businesses, and funding of the Company’s subsidiaries; and

•	reviews the Company’s policies, practices and procedures regarding risk assessment, management, and mitigation.

A more detailed description of the role and responsibilities of the Finance and Risk Policy Committee is set forth in the Committee’s Charter.

The Finance and Risk Policy Committee met seven times during 2008.

The Governance Committee

The Governance Committee, which consists entirely of Independent Directors,

•	assists the Board by identifying individuals qualified to become members of the Board, consistent with the criteria established by the Board;

•	develops and recommends corporate governance guidelines to the Board;

•	recommends to the Board policies and procedures regarding shareholder nomination of Director candidates;

•	recommends to the Board policies and procedures regarding communication with Non-Management Directors;

•	reviews, approves or ratifies, in accordance with applicable policies and procedures established by the Company, related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members, as well as any transactions referred to the Committee by the Chief Executive Officer; and

•	performs other duties and responsibilities, including recommending the appointment of Directors to serve as the Chairs and members of the Committees of the Board, overseeing the Board’s self-evaluation process, reviewing the compensation and benefits of the

MetLife 2009 Proxy Statement

Non-Management Directors, and recommending modifications of such compensation and benefits as may be appropriate.

A more detailed description of the role and responsibilities of the Governance Committee is set forth in the Governance Committee Charter.

The Governance Committee from time to time reviews the compensation and benefits provided to Non-Management Directors, with the assistance of Hewitt as its independent compensation consultant. The Committee engaged Hewitt to advise it on the design and development of the current compensation program for Non-Management Directors, including Director compensation levels and amounts paid to Directors for service as a Committee Chair or as the Lead Director. Hewitt also provided the Committee with market data on director compensation at comparator companies. For additional information about compensation paid to Non-Management Directors in 2008, see “Compensation of Non-Management Directors — 2008 Director Compensation Table” and the accompanying narrative beginning on page 33.

The Governance Committee met seven times during 2008.

The Corporate Responsibility and Compliance Committee

In April 2008, the Board of Directors renamed the former Public Responsibility Committee as the Corporate Responsibility and Compliance Committee and dissolved the former Sales Practices Compliance Committee. At the same time, the Board adopted a revised charter for the Corporate Responsibility and Compliance Committee which included, among other things, certain responsibilities previously performed by the Public Responsibility Committee and Sales Practices Compliance Committee.

The Corporate Responsibility and Compliance Committee

•	reviews the Company’s goals and strategies for its contributions in support of health, education, civic and cultural activities and initiatives, and annually reviews and recommends for approval by the Board of Directors the Company’s contribution budget;

•	reviews the Company’s social investment program in which loans and other investments are made to support affordable housing, community, business and economic development, and health care services for low and moderate income communities;

•	reviews the ethics and compliance programs of the Company and its subsidiaries;

•	reviews the Company’s activities and initiatives related to diversity and environmental issues; and

•	reviews the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interests of the Company.

The Corporate Responsibility and Compliance Committee met three times during 2008 (including once under its former name as the Public Responsibility Committee).

The Investment Committee of Metropolitan Life Insurance Company

The Investment Committee of Metropolitan Life Insurance Company

•	oversees the investment activities of Metropolitan Life Insurance Company and certain of its subsidiaries;

•	at the request of MetLife, also oversees the management of investment assets of MetLife and certain of MetLife’s subsidiaries and, in connection therewith, reviews reports from the investment officers on the investment activities and performance of the investment portfolio of such companies and submits reports about such activities and performance to MetLife;

•	authorizes designated investment officers, within specified limits and guidelines, to make and sell investments for Metropolitan Life Insurance Company’s general account and separate accounts consistent with applicable laws and regulations and applicable standards of care;

•	reviews reports from the investment officers regarding the conformity of investment activities with the Committee’s general authorizations, applicable laws and regulations and applicable standards of care; and

MetLife 2009 Proxy Statement

•	reviews and approves Metropolitan Life Insurance Company’s derivatives use plans and reviews reports from the investment officers on derivative transaction activity; reviews and approves Metropolitan Life Insurance Company’s high return program plan and reviews reports from the investment officers on high return program activity; reviews reports from the investment officers on the investment activities and performance of investment advisors that are engaged to manage certain investments of Metropolitan Life Insurance Company; reviews reports from the investment officers on the non-performing assets in Metropolitan Life Insurance Company’s investment portfolio; and reviews Metropolitan Life Insurance Company’s investment plans and receives periodic updates of performance compared to projections in the investment plans.

The Investment Committee met seven times during 2008.

MetLife 2009 Proxy Statement

The following table lists the Directors who currently serve on the Committees described above.

MEMBERSHIP ON BOARD COMMITTEES

						Corporate	Investment
						Responsibility	(Metropolitan
				Finance and		and	Life Insurance
	Audit	Compensation	Executive	Risk Policy	Governance	Compliance	Company)
C. R. Henrikson			◆			•	•

S. M. Burwell	•			•	•	•

E. Castro-Wright		•		•	•

B. A. Dole, Jr.	•			•			◆

C.W. Grisé	•	•			◆		•

R.G. Hubbard			•	◆	•		•

J. M. Keane	•				•	•

J. M. Kilts		◆		•	•

H. B. Price	•					◆

D. Satcher			•		•	•

K. J. Sicchitano	◆	•		•			•

W. C. Steere, Jr.	•	•	•	•	•	•

L. C. Wang					•	•	•

(◆ = Chair  ● = Member)

MetLife 2009 Proxy Statement

Compensation of Non-Management Directors

2008 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Sylvia M. Burwell	$112,500	$112,500	$0	$1,584	$226,584
Eduardo Castro-Wright	$131,250	$131,250	$0	$1,320	$263,820
Burton A. Dole, Jr.	$137,500	$112,500	$0	$0	$250,000
Cheryl W. Grisé	$137,500	$112,500	$0	$6,066	$256,066
James R. Houghton	$0	$0	$0	$7,649	$7,649
R. Glenn Hubbard	$137,500	$112,500	$0	$1,584	$251,584
Helene L. Kaplan	$0	$0	$0	$7,649	$7,649
John M. Keane	$112,500	$112,500	$0	$1,584	$226,584
James M. Kilts	$112,500	$112,500	$0	$6,584	$231,584
Charles M. Leighton	$0	$0	$0	$2,316	$2,316
Hugh B. Price	$137,500	$112,500	$0	$15,316	$265,316
David Satcher	$112,500	$112,500	$0	$1,584	$226,584
Kenton J. Sicchitano	$137,500	$112,500	$0	$1,584	$251,584
William C. Steere, Jr.	$162,500	$112,500	$0	$19,018	$294,018
Lulu C. Wang	$131,250	$131,250	$0	$1,320	$263,820

(1)	C. Robert Henrikson was compensated in 2008 in his capacity as an Executive Officer of the Company, but received no compensation in his capacity as a member of the Board of Directors. For information about Mr. Henrikson’s compensation in 2008, see the Summary Compensation Table on page 55 and the accompanying narrative disclosure. Mr. Houghton, Mrs. Kaplan and Mr. Leighton retired from the Board effective at the time of the 2008 Annual Meeting. Pursuant to the Company’s Board compensation practices, on April 24, 2007, Mr. Houghton, Mrs. Kaplan and Mr. Leighton received payment of their annual retainer fees for the period through the 2008 Annual Meeting.

(2)	The amounts reported in this column represent the cash component of the annual retainer paid to the Non-Management Directors in 2008, as well as additional fees paid for service as a Committee Chair or Lead Director. The amounts reported for Mr. Castro-Wright and Ms. Wang include both the cash component of the annual retainer fee that was paid on April 22, 2008 ($112,500), as well as the cash component of a prorated retainer fee ($18,750) paid for their service as Directors from the time of their initial election to the Board of Directors on March 3, 2008 to April 22, 2008. For additional information, see “Directors’ Retainer Fees” on page 35.

(3)	The 2005 Directors Stock Plan, which was approved by the Company’s shareholders in 2004, authorizes the Company to issue shares of common stock in payment of Director retainer fees. On April 22, 2008, each Non-Management Director was granted 1,887 shares of the Company’s common stock, which was the stock component of the annual retainer paid to the Non-Management Directors in 2008. Mr. Castro-Wright and Ms. Wang also were granted 325 shares each on March 3, 2008 as the stock component of the prorated retainer payment for their service as Directors from the time of their initial election to the Board of Directors on March 3, 2008 to April 22, 2008. The dollar amounts reported in this column represent the grant date fair market value of such stock awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standard 123 (Revised). The grant date fair market value represents the number of shares awarded multiplied by the closing price of the Company’s common stock on the date of grant. The closing price of the Company’s common stock on the New York Stock Exchange was $57.84 on March 3, 2008 and $59.63 on April 22, 2008. Stock awards granted to the

MetLife 2009 Proxy Statement

Non-Management Directors as part of their annual retainer vest immediately upon their grant. As a result, no stock awards were outstanding for any of the Non-Management Directors as of December 31, 2008.

For information about the security ownership of the Non-Management Directors as of March 2, 2009, see “Security Ownership of Directors and Executive Officers” beginning on page 76. For additional information about the Directors’ annual retainer, see “Directors’ Retainer Fees” on page 35.

(4)	The following table shows the aggregate number of stock option awards outstanding for each Non-Management Director as of December 31, 2008. These awards vested but had not been exercised as of December 31, 2008. The awards were issued pursuant to the 2000 Directors Stock Plan, which was in effect until April 15, 2005 when it was replaced by the 2005 Directors Stock Plan.

	Number of		Number of		Number of
	Option Awards		Option Awards		Option Awards
Name	Outstanding	Name	Outstanding	Name	Outstanding

Burwell	553	Hubbard	0	Satcher	0
Castro-Wright	0	Keane	1,210	Sicchitano	1,536
Dole	6,836	Kilts	0	Steere	6,836
Grisé	178	Price	6,836	Wang	0

(5)	The amounts reported in this column include the dollar value of life insurance premiums paid by Metropolitan Life Insurance Company in 2008 for individual life insurance coverage for Messrs. Price and Steere, as well as a proportionate share of a $20,000 service fee paid to administer the policies. These amounts totaled as follows: Price: $9,000; Steere: $12,702. Mr. Houghton and Mrs. Kaplan also have life insurance policies under this program. However, the premium for their policies was paid in full prior to 2008 and, as a result, only the proportionate share of the service fee for administering their policies is included in this column for Mr. Houghton and Mrs. Kaplan. The amounts reported in this column also include the dollar value of life insurance premiums paid by Metropolitan Life Insurance Company in 2008 for group life insurance coverage for Ms. Burwell, Mr. Castro-Wright, Ms. Grisé, Messrs. Hubbard, Keane, Kilts, Satcher and Sicchitano, and Ms. Wang. These amounts totaled as follows: Burwell, Grisé, Hubbard, Keane, Kilts, Satcher and Sicchitano: $1,584 each; Castro-Wright and Wang: $1,320 each. See “Directors’ Benefit Programs” on page 35 for additional information.

Also included in this column are payments made by Metropolitan Life Insurance Company pursuant to the charitable gift program for Non-Management Directors. Under this program, Non-Management Directors elected as Directors of Metropolitan Life Insurance Company prior to October 1, 1999 may recommend one or more charitable or educational institutions to receive, in the aggregate, a $1 million contribution from Metropolitan Life Insurance Company in the name of that Director following the Director’s death. The amounts reported in this column for Mr. Houghton, Mrs. Kaplan and Messrs. Leighton, Price and Steere include their proportionate shares of a $25,000 service fee paid by Metropolitan Life Insurance Company in 2008 to administer the program. The premiums for the insurance policies under the program were paid in full prior to 2008.

This column also includes charitable contributions made by the MetLife Foundation to colleges and universities under the matching gift program for employees and Non-Management Directors. In 2008, the matching gifts made by the MetLife Foundation on behalf of Non-Management Directors totaled as follows: Grisé: $4,482; Houghton: $5,000; Kaplan: $5,000; Kilts: $5,000; Leighton; $1,000; Price: $5,000; Steere: $5,000.

The Company paid for personal expenses of certain Non-Management Directors in connection with Company business conferences or other events attended by such Directors in 2008. For each Non-Management Director for whom such expenses were paid, the aggregate amount paid by the Company in 2008 was less than $10,000.

MetLife 2009 Proxy Statement

The following discussion will assist in understanding the information reported in the 2008 Director Compensation Table:

Directors’ Retainer Fees.  The Company pays each Non-Management Director an annual retainer in the amount of $225,000, 50% of which is paid in shares of the Company’s common stock and 50% of which is paid in cash. In addition, the Company pays an annual cash retainer fee of $25,000 to each Non-Management Director who serves as Chair of a Board Committee, the Company’s Lead Director, and the Non-Management Director who serves as Chair of the Metropolitan Life Insurance Company Investment Committee.

Annual retainer fees are paid in advance at the time of the Company’s Annual Meeting. A Non-Management Director who serves for only a portion of the year is paid a prorated retainer fee in advance at the time of commencement of service to reflect the period of such service.

Director Fee Deferrals.  A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or shares (and any imputed dividends on those shares) until a later date or until after he or she ceases to serve as a Director. From 2000 to 2004, such deferrals could be made under the terms of the 2000 Directors Stock Plan (share awards) or the MetLife Deferred Compensation Plan for Outside Directors (cash awards). Since 2005, any such deferrals are made under the terms of the MetLife Non-Management Director Deferred Compensation Plan, which was adopted in 2004 and amended in 2005, and is intended to comply with Internal Revenue Code Section 409A.

Directors’ Benefit Programs.  Non-Management Directors who joined the Board on or after January 1, 2003 receive $200,000 of group life insurance. Non-Management Directors who joined the Board prior to January 1, 2003 are eligible to continue to receive $200,000 of individual life insurance coverage under policies then in existence, for which MetLife would pay the Directors a cash amount sufficient to cover the cost of premiums. MetLife provides each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. Non-Management Directors are also eligible to participate in MetLife’s Long Term Care Insurance Program on a fully contributory basis.

Stock Ownership Guidelines for Non-Management Directors

The Board of Directors has established stock ownership guidelines for Non-Management Directors. Each is expected to own MetLife common stock-based holdings equal in value to at least three times the cash component of the MetLife Non-Management Directors annual retainer. Each Non-Management Director is expected to achieve this level of ownership by December 31 of the year in which occurs the third anniversary of his or her election to the Board.

MetLife 2009 Proxy Statement

The share ownership of the Non-Management Directors is reported below:

	Current Ownership Guideline	Ownership as a Multiple of
	as a Multiple of	Annual Cash Retainer Fee
Name	Annual Cash Retainer Fee	as of December 31, 2008

Sylvia M. Burwell	3	3.5
Eduardo Castro-Wright	3	0.7
Burton A. Dole, Jr.	3	5.2
Cheryl W. Grisé	3	4.0
R. Glenn Hubbard	3	3.6
John M. Keane	3	3.6
James M. Kilts	3	3.7
Hugh B. Price	3	12.2
David Satcher	3	1.5
Kenton J. Sicchitano	3	4.9
William C. Steere, Jr.	3	16.2
Lulu C. Wang	3	0.7

Dr. Satcher was first elected to the Board as of February 1, 2007 and is expected to achieve the minimum ownership threshold by December 31, 2010. Mr. Castro-Wright and Ms. Wang were first elected to the Board as of March 3, 2008 and are expected to achieve the minimum ownership threshold by December 31, 2011.

Directors’ Retirement Policy

The retirement policy adopted by the Board of Directors provides that no Director may stand for election as a member of MetLife’s Board after he or she reaches the age of 72, and that a Director may continue to serve until the Annual Meeting coincident with or immediately following his or her 72nd birthday. The Board of Directors waived its retirement policy to permit Mr. Steere, who will reach the age of 72 by the time of the 2009 Annual Meeting, to continue as a Director until the 2010 Annual Meeting. No Director who is also an officer of MetLife may serve as a Director after he or she retires as an officer of MetLife or Metropolitan Life Insurance Company. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities. The Director’s retirement policy is set forth in the Company’s Corporate Governance Guidelines.

Director Indemnity Plan

The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In July 2008, the

Company established the MetLife, Inc. Director Indemnity Plan, which affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Codes of Conduct

Financial Management Code of Professional Conduct.  The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC, that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Corporate Controller and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at http://www.metlife.com/corporategovernance by selecting Corporate Conduct. A print copy also

MetLife 2009 Proxy Statement

may be obtained without charge by submitting a written request to the Company at 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary. No amendments to, or waivers of, any provisions of the Financial Management Code of Professional Conduct that apply to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Corporate Controller were entered into or made in 2008. If any such amendments or waivers were entered into or made, the Company would post information about them on the Company’s website at the address given above.

Employee Code of Business Conduct and Ethics and Directors’ Code of Business Conduct and Ethics.  The Company has adopted the Employee Code of Business Conduct and Ethics, which is applicable to all employees, including the Executive Officers of the Company, and the Directors’ Code of Business Conduct and Ethics, which is applicable to the Directors of the Company. A current, printable version of the Employee Code and the Directors’ Code is available on the Company’s website at http://www.metlife.com/corporategovernance by selecting Corporate Conduct. A print copy also may be obtained by submitting a written request to the Company at 1095 Avenue of the Americas, Mail Drop 41.125, New York, NY 10036, Attention: Corporate Secretary.

MetLife 2009 Proxy Statement

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting and internal control processes. For more information on the Audit Committee, see “Board Committees — The Audit Committee” on page 27.

Management has the responsibility for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB).

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit Committees (AU 380), Statement on Auditing Standards No. 114, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit

Committee has discussed with Deloitte its independence from MetLife.

During 2008, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2008 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission. The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and with Deloitte MetLife’s audited consolidated financial statements for the year ended December 31, 2008 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 26, 2009 regarding the 2008 audited consolidated financial statements included in the Company’s 2008 Annual Report on Form 10-K. The Deloitte report states that MetLife’s 2008 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2008 and 2007 and the results of their operations and cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America and

MetLife 2009 Proxy Statement

includes an explanatory paragraph on the adoption of certain recently issued accounting standards. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’

receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2008 audited consolidated financial statements be included in the Company’s 2008 Annual Report on Form 10-K.

Respectfully,

Kenton J. Sicchitano, Chair
Sylvia Mathews Burwell
Burton A. Dole, Jr.
Cheryl W. Grisé
John M. Keane
Hugh B. Price
William C. Steere, Jr.

MetLife 2009 Proxy Statement

Compensation Committee Report

This report is furnished by the Compensation Committee of MetLife’s Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 41 through 54 of this Proxy Statement and, based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully,

James M. Kilts, Chair
Eduardo Castro-Wright
Cheryl W. Grisé
Kenton J. Sicchitano
William C. Steere, Jr.

MetLife 2009 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program. It also describes key factors that the Compensation Committee considers in determining the compensation of the members of the Executive Group. The Executive Group includes the Named Executive Officers as well as the other Executive Officers of the Company.

Overview of 2008 Compensation

2008 was a challenging year for insurance and financial services firms. While MetLife’s business fundamentals remained strong, the rapid decline of the credit and equity markets had a material impact on MetLife’s business. This downturn had a significant impact on compensation for 2008 performance for the Named Executive Officers. Total cash compensation (including salary and annual incentive compensation) was down 27% from compensation for 2007 performance for the Named Executive Officers. Total Compensation (defined to include total cash compensation plus regular stock-based long-term incentive awards) was down 31% from compensation for 2007 performance. In addition, the value of the Named Executive Officers’ equity-based compensation awards and Share holdings declined as a result of the change in the price of Shares.

These reductions are not readily apparent from the Summary Compensation Table on page 55 for several reasons. The Stock Awards column and Options Awards column include annual accounting charges for awards, including in some cases those made in prior years. In addition, the Change in Pension Value column is based on an established benefit formula that has not generally changed year to year and, in the case of our Chief Executive Officer, is influenced by his final average pay and more than 36 years of service, among other factors. As a result, the amounts in the Total column include several elements that do not relate to 2008 performance or compensation decisions.

Compensation Philosophy and Objectives

MetLife’s executive compensation program is designed to:

•	provide competitive Total Compensation opportunities that will attract, retain and motivate high-performing executives;

•	align the Company’s compensation plans with its short- and long-term business strategies;

•	align the financial interests of the Company’s executives with those of its shareholders through stock-based incentives and stock ownership requirements; and

•	reinforce the Company’s pay for performance culture by making a significant portion of Total Compensation variable, and differentiating awards based on Company, business unit and individual performance.

The program motivates Executive Group members to achieve the Company’s business goals, and rewards such executives for achieving these goals. Each Executive Group member’s Total Compensation reflects the Compensation Committee’s assessment of performance and competitive market data. However, the Compensation Committee does not structure particular elements of compensation to relate to separate individual goals or performance.

Overview of Compensation Program

MetLife uses a competitive total compensation structure that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of those three elements. The Independent Directors approve the Total Compensation for the Chief Executive Officer and the other Executive Group members.

The Compensation Committee reviews each Executive Group member’s Total Compensation and recommends Total Compensation amounts for approval by the Independent Directors. When determining an Executive Group member’s Total

MetLife 2009 Proxy Statement

Compensation, the Committee considers the three elements of Total Compensation together. As a result, decisions on the award or payment amount of one element impact the decisions on the amount of other elements.

The Compensation Committee also reviews other compensation and benefit programs, such as retirement contributions and potential payments that would be made were an Executive Group member’s employment to end. Benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. As a result, decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards.

Generally, the forms of compensation and benefits provided to the Executive Group members are similar to those provided to other officer-level employees. None of the Executive Group members is a party to any agreement with the Company that governs the executive’s employment.

The Compensation Committee has engaged an independent compensation consultant, Hewitt, to assist it in its design and review of the Company’s compensation program. For more information on the role of Hewitt regarding the Company’s executive compensation program, see “Board Committees — The Compensation Committee” beginning on page 27.

MetLife 2009 Proxy Statement

A substantial portion of the Executive Group members’ Total Compensation for 2008 performance was variable and dependent upon the attainment of performance objectives or the value of Shares:

VARIABLE VS. FIXED COMPENSATION

To align executive and shareholder interests, the Compensation Committee allocated a greater portion of the Executive Group members’ variable compensation to Share-based incentives than it allocated to annual cash incentives as part of their overall Total Compensation for 2008 performance:

STOCK-BASED INCENTIVES VS. ANNUAL CASH INCENTIVES

For purposes of the above calculations, Performance Shares were valued at the closing price of Shares on the date of the grants and each Stock Option was valued at one-third of that price. See “Stock-Based Long-Term Incentive Awards” on page 50.

Benchmarking Compensation

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation structure using benchmark data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (Comparator Group). The current Comparator Group consists of the 13 insurance companies and 12 financial services companies listed under “Comparator Group” below. These companies are similar to MetLife in size (measured by revenue, market capitalization or assets) or in the importance of investment and risk management to their business.

The Compensation Committee has determined that Total Compensation opportunities are competitive if they fall between the 75th percentile of insurance companies in the Comparator Group and the 50th percentile of the entire Comparator Group. The percentile for insurance companies is in recognition of MetLife’s size and market position in the insurance industry. The Compensation Committee does not benchmark compensation on a separate element-by-element basis, but rather focuses on Total Compensation.

Comparator Group data is used to develop a Total Compensation opportunity range for each Executive Group member’s grade level. An Executive Group member’s Total Compensation is

MetLife 2009 Proxy Statement

expected to fall within this range. For 2008 performance, the Total Compensation of Mr. Henrikson fell within the lower-third of the range for his grade level, and the Total Compensation of each of the other Named Executive Officers fell within the approximate middle third of the range for their respective grade levels.

The Compensation Committee reviews the composition of the Comparator Group from time to time to assure that it remains an appropriate benchmark for the Company. Data on the Comparator Group was collected in spring of 2008. Economic conditions for insurance and financial services companies changed drastically during the course of 2008. The Comparator Group for future periods may change in light of changes to the status or business condition of companies in the financial services and insurance industries.

COMPARATOR GROUP

Insurance Companies	Financial Services Companies
AEGON N.V.
The Allstate Corporation
American International Group, Inc.
AXA Financial, Inc.
The Hartford Financial Services Group, Inc.
ING Group
John Hancock Life Insurance Company
Lincoln National Corporation
Mass Mutual Life Insurance Company
Nationwide Financial Services, Inc.
New York Life Insurance Company
Principal Financial Group, Inc.
Prudential Financial, Inc.	American Express Company
Bank of America Corporation
Citigroup Inc.
HSBC Holdings plc
JPMorgan Chase & Co.
Merrill Lynch & Co., Inc.
Morgan Stanley & Co. Incorporated
SunTrust Banks, Inc.
U.S. Bancorp
Wachovia Corporation
Washington Mutual, Inc.
Wells Fargo & Company

Setting Compensation

CEO Compensation.  At the beginning of 2008, the Chief Executive Officer and the Compensation Committee established goals and objectives that were designed to drive Company performance. The Compensation Committee indicated the importance of each goal to the Company’s overall performance. For a description of these goals, see “Annual Incentive Awards” beginning on page 47.

In early 2009, the Compensation Committee recommended to the Independent Directors the Total Compensation for the Chief Executive Officer, including annual and stock-based awards. The Committee’s Total Compensation recommendations for 2008 reflected its assessment of Mr. Henrikson’s performance relative to his established goals and objectives in his role as Chief Executive Officer, and took into account Mr. Henrikson’s additional achievements and changing business conditions during the year. The Committee also considered competitive market data provided by the Compensation Committee’s independent compensation consultant. The consultant’s report included a comparison and analysis of Mr. Henrikson’s compensation to chief executive officer compensation at Comparator Group companies. The comparison included historical information on Comparator Group companies’ size (measured by revenue, market capitalization and assets) and performance (measured by 3-year and 1-year growth in earnings per share and revenue, returns on equity and capital, and total shareholder return) compared to MetLife. The application of these practices and processes for 2008 resulted in higher compensation being awarded to Mr. Henrikson than other Executive Group members due to Mr. Henrikson’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

Compensation of Other Executive Group Members.  At the beginning of 2008, the Chief

MetLife 2009 Proxy Statement

Executive Officer and each Executive Group member agreed on the respective executive’s goals. In early 2009, the Chief Executive Officer provided to the Compensation Committee an assessment of the other Executive Group members’ performance during that year. He also recommended to the Committee Total Compensation amounts for each Executive Group member taking into account performance in light of changing business conditions during the year as well as available competitive data and compensation opportunities for each position. The Committee reviewed these amounts and recommended the components of each Executive Group member’s Total Compensation to the Independent Directors. Other than the Chief Executive Officer, no Executive Group member played a role in determining the compensation of any of the other Executive Group members.

MetLife 2009 Proxy Statement

Components of Compensation and Benefits

The primary components of the Company’s executive compensation and benefits program play various strategic roles:

	Description	Strategic Role
Total Compensation	Base salary: Fixed based on position, scope of responsibilities, individual performance, and competitive data	Compensation for services during the year

	Annual AVIP awards: Variable based on performance relative to Company performance, business unit goals, and individual goals and (when applicable) additional business challenges or opportunities that arose during the year that were not reflected in previously established goals for the year; the Compensation Committee determines awards using its judgment of all of these factors as a whole, and not by using a formula	Primary compensation vehicle for recognizing and differentiating individual performance each year; designed to motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success

	Stock-Based Long-Term Incentive Awards: Amount of awards based on discretionary assessment of individual level of responsibility, performance, relative contribution, and potential for assuming increased responsibilities; ultimate value of awards depends exclusively on increases in the price of Shares (Stock Options), or on MetLife’s performance relative to its competition as well as the value of Shares (Performance Shares); generally, 50% of Stock-Based Long-Term Incentive Awards to Executive Group members are allocated to Stock Options and 50% to Performance Shares, based on a compensation planning value of Performance Shares reflecting recently-prevailing Share prices at time of grant, and a value of Stock Options reflecting a fraction of the Performance Share value	Ensures that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Stock Ownership” on page 51); aligns executives’ interests with those of shareholders; encourages decisions and rewards performance that contribute to the long-term growth of the Company’s business and enhances shareholder value; motivates Executive Group members to outperform MetLife’s competition in terms of key performance measures over a three-year period; encourages executives to remain with MetLife

Benefits	Retirement Program and Other Benefits: Post-retirement income (pension) or the opportunity to save a portion of current compensation for retirement and other future needs (savings and investment program and nonqualified deferred compensation)	Attracts and retains executives and other employees

MetLife 2009 Proxy Statement

	Description	Strategic Role
Potential Payments	Severance Pay and Related Benefits: Transition assistance if employment ends due to job elimination or, in limited circumstances, poor performance	Encourages focus on transition to other opportunities and allows the Company to obtain a release of employment-related claims

	Change-in-control Benefits: Replacement or vesting of stock-based long-term incentive awards; severance and related benefits also paid if the Executive Group member’s employment is terminated without cause or for good reason following a change-in-control	Retains Executive Group members through a change-in-control and allows executives to act in the best interests of shareholders in a change-in-control without distractions due to concerns over personal circumstances; promotes the unbiased and disinterested efforts of the Executive Group members to maximize shareholder value during and after a change-in-control; keeps executives whole in situations where Shares may no longer exist or awards otherwise can not or will not be replaced

The primary components of the Company’s executive compensation and benefits program are further discussed below.

Base Salary.  The base salaries earned by the Named Executive Officers in 2008 are reported in the Summary Compensation Table on page 55.

Annual Incentive Awards.  The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards.

The Executive Group members’ performance goals and objectives are both financial and non-financial, and aligned with the Company’s performance objectives. The achievement of these goals drives the Company to meet its business objective of providing protection and security products and related services that meet customers’ financial needs. The Company accomplishes this through prudent risk-taking, investment portfolio management, and effectively deploying capital resources to ensure that the enterprise meets its obligations to policyholders while promoting and enhancing shareholder value.

MetLife 2009 Proxy Statement

The Executive Group members’ key financial goals for 2008 included Operating Earnings, Earnings Per Share and Return on Equity. Under the leadership of Mr. Henrikson and the Executive Group, the Company achieved the Operating Earnings, Earnings Per Share, and Return on Equity in 2008 compared below to its results for 2007. The Compensation Committee considered these results in determining the Named Executive Officers’ AVIP awards, which were lower for 2008 than they had been for 2007 and 2006.

	2008	2007

Operating Earnings ($ billions)	$2.736	$4.570
Earnings Per Share	$3.67	$6.00
Return on Equity	8.0%	14.6%

These performance measures are not calculated based on accounting principles generally accepted in the United States of America (GAAP). Operating Earnings refers to operating earnings available to common shareholders, determined using net income excluding: (1) after-tax net investment gains and losses, (2) after-tax adjustments related to net investment gains and losses, (3) after-tax discontinued operations other than discontinued real estate, and (4) preferred stock dividends, determined according to GAAP. Earnings Per Share refers to Operating Earnings per diluted Share. Return on Equity refers to operating return on common equity. These performance measures should be read in conjunction with Appendix B to this Proxy Statement, which includes a reconciliation of them to the most directly comparable GAAP measures. The 2007 performance measures above differ from those shown in the 2008 Proxy Statement because they now reflect the Company’s divestiture of substantially all of its ownership interest in RGA.

The Executive Group members’ key non-financial goals for 2008 included: strategic growth initiatives; financial and risk management; talent management and succession planning to sustain leadership excellence and to attract and retain associates to provide future senior leadership; effective investor and customer relations to assure that MetLife is recognized as a leader in its industry; and effective associate communications to convey MetLife’s strategic objectives and values and to promote ethical standards of business conduct. Additional information on individual Named Executive Officers’ non-financial goals is below. In the second half of 2008, the economic and business conditions in which the Company operates radically changed. As a result, the Named Executive Officers’ response to new challenges not reflected in their goals determined earlier in the year took on an increased importance. The Compensation Committee considered each Named Executive Officer’s accomplishments, including those relating to changed business conditions, in determining the Named Executive Officers’ 2008 AVIP awards.

For 2008, a key goal for Mr. Henrikson was to refine and implement strategic initiatives to sustain financial strength and business and operational excellence, drive growth, and enhance long-term shareholder value. Despite adverse economic and financial conditions in 2008, under Mr. Henrikson’s leadership, MetLife achieved notable positive financial results, including top line growth of almost 11%, positive net income for the year, and maintaining its common stock dividend at the same level as 2007. However, the Company’s stock price suffered declines similar to other insurance and financial services firms.

Beginning in September, Mr. Henrikson heightened the Company’s focus on capital strength and liquidity, successfully raising $2.3 billion in a public offering of common stock in which approximately 40% of those participating were existing shareholders, while taking steps to reduce the Company’s operating expenses. At the same time, Mr. Henrikson further strengthened the Company’s risk management policies and procedures and introduced enhanced capital and liquidity stress testing protocols. With a view toward the future, Mr. Henrikson continued to focus on executive development and succession planning throughout the senior leadership levels.

For 2008, Mr. Wheeler’s goals included capital and risk management, investor relations, and merger and acquisition strategies. In 2008, Mr. Wheeler implemented the Company’s capital management strategies and executed the transactions which enhanced the Company’s capital strength and

MetLife 2009 Proxy Statement

increased its liquidity at a time of severe capital market constraints, while also achieving significant annualized expense savings.

During the year, Mr. Wheeler led the acquisition and integration of businesses which enhanced the Company’s dental business, the scope and capability of MetLife Bank, and increased the Company’s international presence. At the same time, he led the tax-free split off of the Company’s reinsurance business, in which the Company’s shareholders could elect to participate. He also implemented new risk management initiatives, as demonstrated by the Company effectively hedging its variable annuity rider reserves and significantly reducing risk in the Company’s investment portfolio through the use of interest rate floor and swap programs.

For 2008, Mr. Kandarian’s goals included strengthening the Company’s investment portfolio while reducing portfolio risk and enhancing the Company’s strategic planning initiatives. During 2008, in anticipation of the economic recession, Mr. Kandarian continued to reposition the Company’s investment portfolio by reducing the holdings of riskier investment assets, including below investment grade securities and commercial real estate mortgages while investing in more defensive sectors and purchasing lower-risk assets at attractive spreads.

Under Mr. Kandarian’s leadership, the Company completed the first phase of its Operational Excellence strategic initiative, which includes substantial cost savings, streamlined decision making and a heightened focus on capability sourcing.

For 2008, Mr. Toppeta’s goals included growth initiatives, market share, brand recognition and development of talent. In 2008, under Mr. Toppeta’s leadership, MetLife’s International Business delivered solid top line results despite the negative impact of foreign currency exchange rates in the latter part of the year. International Business also achieved and maintained a strong presence in global markets, particularly in Latin America and the Asia-Pacific region, while also enhancing the recognition of the MetLife brand outside the U.S.

Mr. Toppeta continued to position International Business for future growth through the expansion of distribution channels and the introduction of products that are attractive in local markets, while strengthening local management teams and developing appropriate leadership succession.

For 2008, Ms. Weber’s goals included sales and agent force productivity, product development, and organizational realignment. During 2008, under Ms. Weber’s leadership, Individual Business launched annuity product enhancements while significantly increasing annuity sales and extending market share. At the same time, Auto & Home posted strong results, in part reflecting strong underwriting and tight expense controls. Positioning Individual Business for the future, Ms. Weber implemented a significant reorganization designed to strengthen focus on profitability and accountability.

Each year, the Compensation Committee approves the maximum amount available for AVIP awards to all employees, including the Named Executive Officers. The calculation of this amount for 2008 was based on two performance measures included in the Company’s business plan for that year: Operating Earnings and Return on Equity. The Company’s 2008 Operating Earnings and Return on Equity produced a maximum dollar amount available for all AVIP awards to all employees of $246 million, or 9% of Operating Earnings. By comparison, the maximum dollar amount that would have been available for all AVIP awards to all employees under the Company’s 2008 business plan was $451 million, or 10% of the Operating Earnings under the business plan. The actual maximum dollar amount for 2008 was lower than what would have been generated under the business plan because actual Operating Earnings of $2.736 billion and Return on Equity of 8.0% were lower than the Operating Earnings of $4.515 billion and Return on Equity of 13.3% under the business plan. The maximum amount available was also lower for 2008 than it had been for 2007, when $529 million, or 11.1% of Operating Earnings, was available for AVIP Awards to all employees.

Section 162(m) limits the amount of compensation paid to certain officers that the Company can deduct to $1 million per year for each officer, unless it is Performance-Based Compensation. To comply with

MetLife 2009 Proxy Statement

the requirements for Performance-Based Compensation, the Compensation Committee establishes maximum AVIP awards that may be paid to each of the Executive Group members. See “Non-Equity Incentive Plan Awards” on page 59 for more information about the individual maximums set for 2008 AVIP awards. Beginning with awards for 2009 performance, AVIP will be administered as Cash-Based Awards under the Stock and Incentive Plan. See Proposal Two beginning on page 12 for information about shareholder reapproval necessary to continue the deductibility of AVIP awards to the Company’s most highly-compensated executives.

The actual AVIP awards to the Named Executive Officers for 2008 performance are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 55.

Stock-Based Long-Term Incentive Awards. The Company awards Stock Options and Performance Shares and determines the amount of such Awards as part of its Total Compensation program.

Stock Options.  Stock Options are granted at an exercise price equal to the closing price of Shares on the date of grant. The ultimate value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options vests on each of the first three anniversaries of the date of grant.

Performance Shares.  Performance Shares are units that may become payable in Shares at the end of a three-year performance period (a Performance Period), depending on specified Company performance relative to MetLife’s competition during the Performance Period. MetLife’s competition is defined for this purpose as the Fortune 500® companies included in the Standard & Poor’s Insurance Index (Insurance Index Comparators). The Insurance Index Comparators were chosen to measure MetLife’s performance because insurance is the predominant portion of the Company’s overall business mix. The final number of Performance Shares paid is determined by the Company’s performance in total shareholder return and change in annual net operating earnings per share (as defined by the Company for each year) compared to the other Insurance Index

Comparators. The amount paid can be as low as zero and as high as twice the number of Performance Shares granted. For additional information about the Performance Share formula, see “Equity Incentive Plan Awards” beginning on page 59.

Beginning with the 2009-2011 Performance Period, MetLife added a further, non-discretionary, more restrictive performance condition to new grants of Performance Shares. If the Company does not produce a positive total shareholder return for the Performance Period, the number of Shares to be paid out, if any, will be reduced by 25%.

Vesting, Tax, and Accounting.  Performance Shares and Stock Options are normally forfeited if the executive leaves the Company voluntarily before the end of the applicable Performance Period or vesting period and is not Retirement Eligible, as defined in the Metropolitan Life Retirement Plan for United States Employees (Retirement Plan) or eligible for post-retirement medical benefits (Bridge Eligible). See “Pension Program” beginning on page 52 for more information about the Retirement Plan.

The Company has designed Performance Shares and Stock Options to meet the Section 162(m) requirements for Performance-Based Compensation. As designed, these awards also qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. This allows the Company to provide stock-based incentive opportunities while limiting the volatility of the related accounting cost of such compensation. For information about the specific grants of Stock Options and Performance Shares to the Named Executive Officers in 2008, see the table entitled “Grants of Plan-Based Awards in 2008” on page 59. See Proposal Two beginning on page 12 for information about shareholder reapproval necessary to continue the deductibility of Performance Shares and Stock Options granted to the Company’s most highly-compensated executives under the Stock and Incentive Plan.

Special Grants.  In early 2009, the Compensation Committee approved special grants of Stock Options and Performance Shares to Mr. Wheeler

MetLife 2009 Proxy Statement

and Mr. Kandarian. The special grants were approved in recognition of their critical roles at the Company, their sustained high performance, and to encourage them to continue to provide a high level of performance that will create value for Company shareholders. The grants were in addition to grants determined under the Company’s general executive compensation practices. The special grant Stock Options will normally become exercisable on the third anniversary of their grant date, rather than at a rate of one-third on each of the first three anniversaries of their grant date as do the Stock Options determined under the Company’s general executive compensation practices.

Restricted Stock Units

The Company does not use Restricted Stock Units as a regular part of its compensation program. However, they are granted from time to time to encourage a candidate to begin employment with MetLife, especially where the candidate would forfeit long-term compensation awards from another employer by doing so. The Company also uses Restricted Stock Units, on occasion, as a means of reinforcing its retention efforts, particularly in cases of exceptional performance, skills, or talent. Restricted Stock Units become payable in Shares if the executive remains employed through the end of a retention period, which typically ends on the third anniversary of the date the units are granted.

No Restricted Stock Units were granted to any Named Executive Officer in 2008. Mr. Kandarian received a Restricted Stock Unit Award in connection with his hiring in 2005 that vested and became payable in 2008. See the table entitled “Option Exercises and Stock Vested in 2008” on page 64 for more information.

Equity Award Timing Practices

The Committee grants Stock Options and Performance Shares to the Executive Group members at its regularly scheduled meeting in February of each year. This meeting is on the same day that the Compensation Committee and the Board of Directors approve annual incentive compensation awards and any base salary increases. The exercise price of these Stock Options is the closing price of a Share on the day the Stock Options are granted. On the rare occasions when the Committee grants Restricted Stock Units to an Executive Group member, it does so at a regularly scheduled meeting. The Company has never granted, and has no plans to grant, any stock-based awards to current or new employees in coordination with the release of non-public information about the Company or any other company. The Chief Executive Officer does not have any authority to grant stock-based awards of any kind to any Executive Group members or Directors of the Company.

Stock Ownership

To further promote an alignment of management’s interests with shareholders, the Company has established minimum Share ownership guidelines for approximately 700 employees, including the Executive Group members. Each is expected to own Shares in an amount that is equal to a percentage or multiple of annual base salary rate depending on position.

Employees may count toward these guidelines the value of Shares they or their immediate family members own directly or in trust. They may also count Shares held in the Company’s savings and investment program, Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation or auxiliary benefits measured in Share value.

Each employee subject to the guidelines is expected to retain the net stock acquired through the exercise of Stock Options or from long-term incentive plan award payments until the employee meets the guidelines. The Company’s policy prohibits all employees, including the Executive Group members, from engaging in short swing sales, hedging, and trading in put and call options, with respect to the Company’s securities.

MetLife 2009 Proxy Statement

The Share ownership of the Named Executive Officers is reported below:

	Current Ownership Guideline	Ownership as a Multiple of
	as a Multiple of	Annual Base Salary Rate
Name	Annual Base Salary Rate	as of December 31, 2008

C. Robert Henrikson	7	6.9
William J. Wheeler	3	4.1
William J. Toppeta	4	6.7
Lisa M. Weber	4	7.4
Steven A. Kandarian	2	0.5

Changes in Share price late in 2008 resulted in Mr. Henrikson being slightly below his ownership guideline as of December 31, 2008. However, Mr. Henrikson had a higher number of Shares (as determined under the guidelines) on December 31, 2008 than he had on December 31, 2007, when his ownership as a multiple of annual base salary rate was 8.3. Mr. Kandarian, having joined the Company in 2005, has yet to receive Share payouts under the Performance Share program, which is a significant source of Share ownership for Executive Group members.

Retirement and Other Benefits

The Company participates in an annual survey on retirement benefits that compares the value of retirement benefits among large financial services and insurance companies. The Company generally intends, over the long-term and broadly across its pension and savings and investment programs, to offer benefits to U.S. employees in the median range of survey participants. Based on analysis reviewed in 2008, the Company’s programs continued to fall within the median range in 2008. The survey’s participants, other than MetLife, include:

•	The Allstate Corporation

•	American Express Company

•	American International Group, Inc.

•	Bank of America Corporation

•	Citigroup Inc.

•	The Hartford Financial Services Group, Inc.

•	HSBC Holdings plc

•	John Hancock Life Insurance Company

•	JPMorgan Chase & Co.

•	Mass Mutual Life Insurance Company

•	Merrill Lynch & Co., Inc.

•	Morgan Stanley & Co. Incorporated

•	New York Life Insurance Company

•	Travelers Companies, Inc.

•	U.S. Bancorp

•	Wells Fargo & Company

Future survey participants may change in light of changes to the status or business condition of companies in the financial services and insurance industries.

Pension Program.  The Company sponsors a pension program in which all eligible U.S. employees, including Executive Group members, participate after one year of service. The program includes the Retirement Plan and the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan), an unfunded nonqualified plan.

The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual bonuses they earn. Benefits under the Company’s pension program are determined under two separate benefit formulas. For any given period of time, an employee’s benefit is determined under one or the other formula. In no event do benefits accrue for the same period under both formulas. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on monthly contributions to an account for each employee based on the employee’s compensation, plus interest.

In early 2009, at Mr. Henrikson’s recommendation, the Auxiliary Pension Plan was amended to cap the final average compensation of each participant, including each Executive Group member. The purpose and effect of this change on

MetLife 2009 Proxy Statement

Mr. Henrikson’s benefit is to reduce expected future pension accruals, thus limiting future increases in his benefit. Any increases in pension value beyond 2009 will primarily reflect Mr. Henrikson’s additional service, and will not reflect any increases in his final average compensation.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits” on page 65.

Savings and Investment Program.  The Company sponsors a savings and investment program for U.S. employees, in which each Executive Group member is eligible to participate. The program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan.

Employee contributions to the Savings and Investment Plan may be made on a before-tax 401(k), Roth 401(k) or after-tax basis. The Company also provides a matching contribution to employees after one year of service in order to encourage and reward such savings. The Auxiliary Savings and Investment Plan provides additional Company contributions to employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits. These amounts for the Named Executive Officers are reported in the “All Other Compensation” column of the Summary Compensation Table on page 55. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2008, are reported in the table entitled “Nonqualified Deferred Compensation” on page 68.

Nonqualified Deferred Compensation.  The Company sponsors a nonqualified deferred compensation program for officer-level employees, including the Executive Group members. Participants may choose from a range of simulated investments, according to which the value of their deferrals may go up or down. See the table entitled “Nonqualified Deferred Compensation” on page 68 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Employees choose in advance the amount they want to defer, the date on which payment of their deferred compensation will begin and whether they want to receive payment in a lump sum or in up to 15 annual payments. If the employee becomes Retirement Eligible or Bridge Eligible, the employee’s choice of form and timing of payment are honored. Otherwise, the Company generally pays out the employee’s deferred compensation in a single lump sum after the end of the employee’s service. The continued deferral of income taxation and pre-tax simulated investment earnings through the employee’s chosen payment dates encourage employees to remain with the Company.

Perquisites

The Company provides its Executive Group members with limited perquisites.

The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. In early 2009, the Company’s policy that previously required the Chief Executive Officer to use the Company’s aircraft for all travel, personal as well as business, was revised. The Company’s policy no longer requires the Chief Executive Officer to use the Company’s aircraft for all personal and business travel. To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to them for commuting and personal use.

The Company has established a medical examination program to promote the health of its Executive Group members through annual comprehensive preventative medical examinations. An Executive Group member may complete a medical examination using his or her private physician. The Company pays the costs of the medical examinations and certain follow-up testing.

The Company makes available to its Executive Group members financial planning services

MetLife 2009 Proxy Statement

provided by a third party consultant. This program is designed to keep Executive Group members focused on running the Company’s business rather than on financial planning matters that can be handled by outside professionals. For recordkeeping and administrative convenience of the Company, the Company also pays certain costs of travel and meals for family members accompanying Executive Group members on business functions, and costs for a vendor to make personal travel reservations for Executive Group members or their families.

The incremental cost of perquisites provided to the Named Executive Officers during 2008 is included in the “All Other Compensation” column of the Summary Compensation Table on page 55.

Severance Pay and Related Benefits

If an Executive Group member’s employment with the Company ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program provides employees with severance pay, outplacement services and other benefits. Employees terminated for cause are not eligible.

The amount of severance pay reflects the employees’ salary grade, base salary rate and length of service, with longer-service employees receiving greater payments and benefits than shorter-service employees given the same salary grade and base salary. Employees who are not Retirement Eligible or Bridge Eligible and who receive severance pay also receive a prorata cash payment in consideration of their unvested Performance Shares and Restricted Stock Units. The Company also may enter into severance agreements that can differ from the general terms of the program, where business circumstances warrant.

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable after a change-in-control of the Company.

Executive Severance Plan.  The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to replace individual change-in-control agreements. The Compensation Committee determined the terms of the plan on an overall program basis in light of its judgment of what is appropriate in order to maximize shareholder value should a change-in-control occur. The terms apply in the same manner to each Executive Group member. An Executive Group member who receives benefits under the Executive Severance Plan would not be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife. Rather, as described beginning on page 74 under “Termination with Severance Pay (Change-in-Control),” the executive’s employment must also terminate under certain circumstances in order for the executive to receive severance pay and related benefits.

Additional Change-in-Control Arrangements. The Company’s Stock Option,Performance Share, and Restricted Stock Unit agreements also include change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Unless such substitution occurs, the awards vest immediately upon a change-in-control.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 72. The Company determined the elements of its definition of change-in-control in light of the impact that a change in Board membership, a sale of substantially all assets, or a controlling ownership of the Company by a single shareholder or group of shareholders would have on the Company.

MetLife 2009 Proxy Statement

Summary Compensation Table

The amounts reported in the table below for 2008 include elements in addition to compensation paid to the Named Executive Officers in 2008. The table includes items such as salary and cash incentive compensation that have been earned and paid (or earned and deferred), as well as the accounting value of all outstanding Performance Shares and unvested Stock Options, including in some cases those granted in earlier years as well as 2008. The Performance Shares and Stock Options may never become payable or ultimately have a value that differs substantially from the values reported in this table. The table also includes for 2008 changes in the value of pension benefits from prior year-end to year-end 2008, which will become payable only after the Named Executive Officer ends his or her employment. In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation structure and philosophy, and include elements that do not relate to 2008 performance. For additional information, see “Compensation Discussion and Analysis” beginning on page 41. The items and amounts reported in the table below for 2007 and 2006 bear a similar relationship to performance and amounts paid or payable in those years.

Mr. Kandarian was not a Named Executive Officer in the Company’s 2008 Proxy Statement or 2007 Proxy Statement. Accordingly, only his compensation with respect to 2008 is reported.

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)

C. Robert Henrikson,	2008	$1,000,000	$6,084,410	$3,702,300	$3,250,000	$10,043,542 (1)	$404,129	$24,484,381
Chairman of the	2007	$1,000,000	$7,549,956	$4,008,600	$5,000,000	$7,184,274	$297,985	$25,040,815
Board, President and	2006	$950,000	$4,234,657	$2,217,100	$4,000,000	$7,248,554	$239,259	$18,889,570
Chief Executive Officer

William J. Wheeler,	2008	$568,750	$1,449,017	$774,898	$1,200,000	$216,945	$109,647	$4,319,257
Executive Vice	2007	$512,500	$1,442,352	$618,300	$1,800,000	$169,393	$109,849	$4,652,394
President and Chief	2006	$433,333	$964,901	$500,367	$1,700,000	$214,677	$86,688	$3,899,966
Financial Officer

William J. Toppeta,	2008	$625,000	$1,216,882	$731,645	$800,000	$1,760,357	$105,587	$5,239,471
President, International	2007	$600,000	$2,074,333	$889,733	$1,200,000	$1,165,564	$101,002	$6,030,632
	2006	$583,334	$2,335,645	$1,230,083	$1,100,000	$2,651,845	$105,326	$8,006,233

Lisa M. Weber,	2008	$625,000	$1,507,163	$773,902	$800,000	$211,539	$122,922	$4,040,526
President, Individual	2007	$600,000	$1,701,523	$701,600	$1,600,000	$141,124	$119,715	$4,863,971
Business	2006	$583,333	$1,301,765	$745,400	$1,600,000	$290,155	$116,544	$4,637,197

Steven A. Kandarian,	2008	$531,250	$1,342,341	$750,868	$1,000,000	$213,112	$93,297	$3,930,868
Executive Vice
President and Chief
Investment Officer

(1)	In early 2009, at Mr. Henrikson’s recommendation, the Auxiliary Pension Plan was amended to cap the final average compensation of each participant, including each Executive Group member, at $4.6 million. The purpose and effect of this change on Mr. Henrikson’s benefit is to reduce expected future pension accruals, thus limiting future increases in his benefit. Therefore, based on current assumptions, we expect the change in pension value reported for Mr. Henrikson in the Summary Compensation Table for 2009 would be approximately $1.5 million. Any increases in pension value beyond 2009 will primarily reflect Mr. Henrikson’s additional service, and will not reflect any increases in his final average compensation.

MetLife 2009 Proxy Statement

Salary

The amount reported in the Salary column for 2008 represents the amount of base salary earned by each Named Executive Officer in 2008. In February, 2008 the Compensation Committee approved the following base salary increases for the following Named Executive Officers in light of their levels of responsibility, their performance, and the competitive market in early 2008:

	Base Salary	Effective
Executive	Increase	Date

William J. Wheeler	$75,000	June 1, 2008
William J. Toppeta	$30,000	March 1, 2008
Lisa M. Weber	$30,000	March 1, 2008
Steven A. Kandarian	$75,000	August 1, 2008

For 2008, the relationship of each Named Executive Officer’s base salary payments to the amount in the Total column, rounded to the nearest whole number, is:

Base Salary Payments as a
Executive	Percentage of Total Column

C. Robert Henrikson	4%
William J. Wheeler	13%
William J. Toppeta	12%
Lisa M. Weber	15%
Steven A. Kandarian	14%

Stock Awards and Option Awards

The amounts reported in the Stock Awards column for 2008 represent the Company’s accounting expense in 2008 for all outstanding Performance Shares under Financial Accounting Standard 123 (Revised) (FAS 123(R)). The amounts reported in the Option Awards column for 2008 represent the Company’s accounting expense in 2008 for all outstanding Stock Option awards under FAS 123(R).

For a description of the assumptions made in determining these expenses, see Notes 1 and 18 in the Notes to Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting or payment of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s 2008 Annual Report on Form 10-K, no such discount was applied in determining the expenses reported in the Stock Awards column and the Option Awards column.

Under FAS 123(R), the expense of a stock award or stock option award is normally spread through the vesting period of the award. In the case of an award to an employee who is Retirement Eligible, however, the full expense is taken in the year of grant. As a result, the full expense of awards made in each year to Mr. Henrikson and Mr. Toppeta is reflected in the Stock Awards column and the Options Awards column for that year.

On February 26, 2008, the Compensation Committee awarded each Named Executive Officer Performance Shares, payable in Shares after the end of the three-year Performance Period from January 1, 2008 to December 31, 2010. It also awarded each Named Executive Officer Stock Options at a per Share exercise price equal to the closing price of Shares on that date. These awards were made pursuant to the Stock and Incentive Plan. For a description of the material terms and conditions of those awards, see the table entitled “Grants of Plan-Based Awards in 2008” on page 59. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 72.

Performance Share and Stock Option awards made to the Named Executive Officers in 2008 were made pursuant to the Stock and Incentive Plan, and had substantially the same terms as the awards in 2006 and 2007 except, in the case of Performance Shares, that the Company’s then-current definition of operating earnings at the time of each grant will be used to determine how the Company’s performance compared to that of the Insurance Index Comparators and, in the case of Stock Options, for the exercise price.

MetLife 2009 Proxy Statement

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column for 2008 are the awards made in February 2009 by the Compensation Committee to each of the Named Executive Officers under the AVIP based on 2008 performance. The awards were payable in cash as of March 12, 2009. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2008” on page 59.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2008 represent the aggregate increase during 2008 in the present value of accumulated pension benefits for each of the Named Executive Officers. This increase reflects additional service in 2008, any increase in base salary compensation rate in 2008, and AVIP awards paid in March 2008 for services in 2007.

Mr. Henrikson and the other Named Executive Officers participate in the same retirement program that applies to other employees. For all employees in the Traditional Formula for their entire career who reach full benefit status (as Mr. Henrikson will in 2009), the program, when combined with social security benefits, generally replaces 60% of final average cash compensation upon retirement. For Mr. Henrikson, the increase in 2008 was the result of the application of the same Traditional Formula rules for determining benefits that apply to other eligible senior officers.

For a description of pension benefits, including the formula for determining benefits, see the table entitled “Pension Benefits” on page 65.

The Named Executive Officers’ earnings on their nonqualified deferred compensation in 2008 were not above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation” on page 68.

All Other Compensation

The amounts reported in this column for 2008 include all other items of compensation:

	Company	Life
	Savings and	Insurance
	Investment	Above	Perquisites and
	Program	Standard	Other Personal
Executive	Contributions	Formula	Benefits	Total

C. Robert Henrikson	$240,000	$0	$164,129	$404,129
William J. Wheeler	$94,750	$3,387	$11,510	$109,647
William J. Toppeta	$73,000	$0	$32,587	$105,587
Lisa M. Weber	$89,000	$3,204	$30,718	$122,922
Steven A. Kandarian	$81,250	$0	$12,047	$93,297

MetLife 2009 Proxy Statement

Company Savings and Investment Program Contributions

The Company makes matching contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. In 2008, it made $9,200 in matching contributions for each Named Executive Officer. It also makes contributions to the Auxiliary Savings and Investment Plan due to Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan. Because Ms. Weber voluntarily deferred a portion of her salary earned in 2008 under the Company’s nonqualified deferred compensation program, the related matching contribution ($1,250) was credited under a nonqualified deferred compensation plan instead of the Savings and Investment Plan or the Auxiliary Savings and Investment Plan. The amount of Company contributions for each Named Executive Officer, other than those made to the Savings and Investment Plan, is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 68.

Life Insurance Coverage Above Standard Formula

The Company discontinued its split-dollar life insurance programs for senior officers and some other employees and agents in 2003. Former participants in those programs were given the opportunity to continue to receive group life insurance coverage at the levels that were provided under the program. The amounts shown in the table above reflect the additional cost to the Company in 2008 to provide group life insurance coverage at those former levels over and above the cost for the standard group life coverage.

Perquisites and Other Personal Benefits

The Company’s aggregate incremental cost to provide perquisites or other personal benefits to each Named Executive Officer in 2008 is included in the “All Other Compensation” column for 2008. Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company are not perquisites or personal benefits. Each type of perquisite or other personal benefit is discussed below.

Personal Car Service.  These amounts include the cost paid by the Company for car service provided by vendors for personal travel. Where the Company used its own vehicles, the cost of tolls, fuel, and driver overtime compensation is included.

Personal Aircraft Use.  These amounts include the variable costs for personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The cost of personal aircraft use by Mr. Henrikson during 2008 was $141,477. In early 2009, the Company’s policy that previously required the Chief Executive Officer to use the Company’s aircraft for all travel, personal as well as business, was revised. The Company’s policy no longer requires the Chief Executive Officer to use the Company’s aircraft for all personal and business travel.

Financial Planning Services.  These amounts include the cost paid by the Company for personal financial planning services provided by a third party consultant to certain Named Executive Officers, including a proportionate amount of the consultant’s retainer fee.

Medical Examinations.  These amounts include the Company’s costs to provide annual medical examinations and follow-up testing to the Named Executive Officers. The executives may use their own health care provider for such examinations and testing.

Personal Conference, Travel and Other.  These amounts include the costs incurred by the Company for the spouses, family members, or other personal guests of the Named Executive Officer to attend a Company business conference or other event. They also reflect the cost of accommodations provided to the Named Executive Officer for personal purposes in connection with a business conference or other event, such as on-site lodging prior to or after the conclusion of the conference or other event, and personal hotel charges during the event. Costs paid by the Company to a vendor to make personal travel reservations for the Named Executive Officers or their family members are also included.

MetLife 2009 Proxy Statement

Grants of Plan-Based Awards in 2008

		Estimated				All Other		Grant
		Possible				Option		Date
		Payouts Under				Awards:	Exercise	Fair
		Non-Equity				Number of	or Base	Value
		Incentive Plan	Estimated Future Payouts Under			Securities	Price of	of Stock
		Awards	Equity Incentive Plan Awards			Underlying	Option	and
		Target	Threshold	Target	Maximum	Options	Awards	Option
Name	Grant Date	($)	(#)	(#)	(#)	(#)	($/Sh)	Awards

C. Robert Henrikson	December 11, 2007	$10,000,000
	February 26, 2008		17,500	70,000	140,000			$4,056,273
	February 26, 2008					210,000	$60.51	$3,702,300
William J. Wheeler	December 11, 2007	$10,000,000
	February 26, 2008		3,875	15,500	31,000			$898,175
	February 26, 2008					46,500	$60.51	$819,795
William J. Toppeta	December 11, 2007	$10,000,000
	February 26, 2008		3,500	14,000	28,000			$811,255
	February 26, 2008					41,500	$60.51	$731,645
Lisa M. Weber	December 11, 2007	$10,000,000
	February 26, 2008		3,625	14,500	29,000			$840,228
	February 26, 2008					43,500	$60.51	$766,905
Steven A. Kandarian	December 11, 2007	$10,000,000
	February 26, 2008		3,625	14,500	29,000			$840,228
	February 26, 2008					43,500	$60.51	$766,905

Non-Equity Incentive Plan Awards

To comply with Section 162(m), in December 2007, the Compensation Committee made Mr. Henrikson eligible for an annual incentive payment for 2008 performance under AVIP in an amount of up to 1% of the Company’s Operating Earnings, but not more than $10 million, which is the maximum award under AVIP. For 2008, each other Named Executive Officer was eligible for an AVIP award in an amount up to 0.5% of the Company’s Operating Earnings, but not more than the $10 million maximum award under AVIP. Ten million dollars was less than 0.5% of the Company’s Operating Earnings. As a result, the $10 million figure is reflected in the Non-Equity Incentive Plan column for each Named Executive Officer. This maximum award must be labeled “target” in this table because no other amounts were established as minimum or target awards.

In February 2009, the Compensation Committee granted the Named Executive Officers awards under AVIP for 2008 performance. The amounts of the actual awards are reported in the Summary Compensation Table and, in each case, is less than the $10 million amount reflected in the Estimated

Possible Payouts Under Non-Equity Incentive Plan Awards column of this table. The factors and analysis of results considered by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The Performance Share awards reflected in the Equity Incentive Plan Awards column were awarded under the Stock and Incentive Plan and cover the Performance Period January 1, 2008 to December 31, 2010. The grant date was February 26, 2008, the date that the Compensation Committee approved these awards.

Shares are payable to eligible award recipients following the completion of the Performance Period. The number of Shares payable at the end of the Performance Period is calculated by multiplying the number of Performance Shares by a performance factor (from 0% to 200%). This factor is determined by comparing the Company’s performance with that of other Insurance Index Comparators, as measured by (i) change in annual net Operating Earnings Per

MetLife 2009 Proxy Statement

Share (as defined below) from the year before the beginning of the Performance Period to the final year of the Performance Period, and (ii) total shareholder return during the Performance Period. Operating Earnings Per Share is Operating Earnings divided by the weighted average number of shares outstanding during the year, determined on a diluted basis under GAAP. Total shareholder return will be determined using the change (plus or minus) from the initial closing price of a Share to the final closing price of a Share, plus reinvested dividends, for the Performance Period, divided by the initial closing price of a Share. For this purpose, the initial closing price is the average of the closing prices for the 20 trading days before the Performance Period, and the final closing price is the average of the closing prices for the 20 trading days prior to and including the final trading day of the Performance Period.

The terms of the Performance Share awards provide for a performance factor for each percentile result. The following are some significant performance percentiles and their corresponding performance factors:

		Change in Annual
	Total	Net Operating	Total
MetLife Rank as a Percentile of	Shareholder Return	Earnings per Share	Performance
Insurance Index Comparators	Performance Factor	Performance Factor	Factor

75th or Above for Both Factors	100%	100%	200%
Median for Both Factors	50%	50%	100%
25th for Both Factors	25%	25%	50%
25th for Total Shareholder Return and Below 25th for Net Operating Earnings	25%	0%	25%
25th for Net Operating Earnings and Below 25th for Total Shareholder Return	0%	25%	25%
Below 25th for Both Factors	0%	0%	0%

If the Company’s performance results in a total performance factor of 25%, each Named Executive Officer would receive the number of Performance Shares reflected in the Threshold column of the table entitled “Grants and Plan-Based Awards in 2008” for that officer. This is the lowest level of performance for which any Performance Shares would be payable. If the Company’s performance results in a total performance factor of 100%, the Named Executive Officer would receive the number of Performance Shares reflected in the Target column of the table. If the Company’s performance results in a total performance factor of 200%, the Named Executive Officer would receive the number of Performance Shares reflected in the Maximum column of the table. No dividends or dividend equivalents are earned on Performance Shares. No monetary consideration was paid by a Named Executive Officer for any Performance Shares. For a further discussion of the performance goals applicable to the Performance Share awards reflected in the table entitled “Grants of Plan-Based Awards in 2008,” see “Compensation Discussion and Analysis” beginning on page 41.

Beginning with the 2009-2011 Performance Period, MetLife added a further, non-discretionary, more restrictive performance condition to new grants of Performance Shares. If the Company does not produce a positive total shareholder return for the Performance Period, the number of Shares to be paid out, if any, will be reduced by 25%. Grants made in 2009 will be reported in the Grants of Plan-Based Awards table in the Company’s 2010 Proxy Statement, for those Executive Group members who are Named Executive Officers in that Proxy Statement.

All Other Option Awards

The awards reported in the All Other Option Awards column were awarded under the Stock and Incentive Plan. The exercise price of the Stock Option awards ($60.51) was the closing price of a Share on the grant date, February 26, 2008. The grant date is the date that the Compensation

Committee approved these awards. The Stock Options become exercisable at the rate of one-third of each grant on each of the first three anniversaries of that grant date, and expire on the day before the tenth anniversary of that grant date. No monetary consideration was paid by a Named Executive Officer for the award of any Stock Option.

MetLife 2009 Proxy Statement

Grant Date Fair Value of Stock and Option Awards

The amounts reported in the Grant Date Fair Value of Stock and Option Awards column were calculated by multiplying the number of Performance Shares by a grant date fair value per share of $57.95 and multiplying the number of
Stock Options by a grant date fair value per share
of $17.63. For a description of the assumptions made in determining these values, see Notes 1 and 18 of the Notes to Consolidated Financial Statements in the Company’s 2008 Annual Report on Form 10-K.

MetLife 2009 Proxy Statement

Outstanding Equity Awards at 2008 Fiscal Year-End

This table presents information about outstanding Stock Option awards that were granted to the Named Executive Officers from 2001 through 2008. The Stock Option awards are outstanding because they had not been exercised or forfeited as of December 31, 2008. This table also presents information about outstanding Performance Share awards granted to the Named Executive Officers. The Performance Share awards are outstanding because they had not vested or become payable as of December 31, 2008 (except for the Performance Shares for the Performance Period of January 1, 2006 to December 31, 2008, which vested on December 31, 2008, but for which the amounts payable are not yet known). The Stock Option awards and Performance Share awards reported in this table include awards granted in 2008, which are also reported in the table entitled “Grants of Plan-Based Awards in 2008” on page 59.

					Stock Awards
					Equity	Equity
					Incentive	Incentive
					Plan	Plan
					Awards:	Awards:
					Number of	Market or
	Option Awards(1)				Unearned	Payout Value
	Number of	Number of			Shares,	of Unearned
	Securities	Securities			Units or	Shares, Units
	Underlying	Underlying			Other	or Other
	Unexercised	Unexercised	Option		Rights That	Rights That
	Options	Options	Exercise	Option	Have Not	Have Not
	(#)	(#)	Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(2)(3)	($)(4)

C. Robert Henrikson	140,000	0	$30.35	February 18, 2012	360,000	$12,549,600
	115,000	0	$26.00	February 17, 2013
	90,000	0	$35.26	February 16, 2014
	90,000	0	$38.47	April 14, 2015
	73,334	36,666	$50.12	February 27, 2016
	70,000	140,000	$62.80	February 26, 2017
	0	210,000	$60.51	February 25, 2018
William J. Wheeler	19,175	0	$29.95	April 8, 2011	96,000	$3,346,560
	38,200	0	$30.35	February 18, 2012
	28,500	0	$26.00	February 17, 2013
	40,000	0	$35.26	February 16, 2014
	35,000	0	$38.47	April 14, 2015
	30,000	15,000	$50.12	February 27, 2016
	16,667	33,333	$62.80	February 26, 2017
	0	46,500	$60.51	February 25, 2018
William Toppeta	30,325	0	$29.95	April 8, 2011	96,000	$3,346,560
	110,000	0	$30.35	February 18, 2012
	80,000	0	$26.00	February 17, 2013
	65,000	0	$35.26	February 16, 2014
	55,000	0	$38.47	April 14, 2015
	36,668	18,332	$50.12	February 27, 2016
	13,334	26,666	$62.80	February 26, 2017
	0	41,500	$60.51	February 25, 2018
Lisa M. Weber	55,000	0	$30.35	February 18, 2012	100,000	$3,486,000
	80,000	0	$26.00	February 17, 2013
	70,000	0	$35.26	February 16, 2014
	55,000	0	$38.47	April 14, 2015
	36,668	18,332	$50.12	February 27, 2016
	15,000	30,000	$62.80	February 26, 2017
	0	43,500	$60.51	February 25, 2018
Steven A. Kandarian	23,334	11,666	$50.12	February 27, 2016	86,000	$2,997,960
	15,000	30,000	$62.80	February 26, 2017
	0	43,500	$60.51	February 25, 2018

MetLife 2009 Proxy Statement

(1)	For Mr. Wheeler, two hundred of the Stock Options with an exercise price of $29.95 became exercisable on the third anniversary of their grant date of April 7, 2001. All of the other Stock Options for each Named Executive Officer became exercisable (or will do so) at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date. All of the options have an expiration date that is the day before the tenth anniversary of the grant date.

(2)	None of the Performance Shares reflected in this column have been paid. If they are paid, the amount that is paid may be different than the amounts reflected in this table. The number of Performance Shares in this column was determined by multiplying the aggregate Performance Shares awarded to each Named Executive Officer for the Performance Periods of January 1, 2006 to December 31, 2008, January 1, 2007 to December 31, 2009, and January 1, 2008 to December 31, 2010 by a hypothetical performance factor of 200%. This hypothetical performance factor is the maximum performance factor that could be applied to the awards. The maximum performance factor has been used because it was not possible to determine the Company’s performance in 2008 in comparison to the performance of other Insurance Index Comparators at the time this Proxy Statement was filed. Under the terms of the awards, the number of Shares that will be paid, if any, will be determined based upon a three-year Performance Period. See the table entitled “Grants of Plan-Based Awards in 2008” on page 59 for a description of the terms of the Performance Share awards for the Performance Period January 1, 2008 to December 31, 2010. The terms of the Performance Share awards for the other Performance Periods are substantially similar, except that the Company’s then-current definition of operating earnings at that time of each grant was used to prescribe, in part, how the Company’s performance compared to that of other Insurance Index Comparators would be determined.

(3)	The Performance Shares for the Performance Period of January 1, 2006 to December 31, 2008 have vested, but the actual amount of Performance Shares payable is not yet known. The actual number of Performance Shares payable for that Performance Period will be determined by the Company’s performance in comparison to the performance of the Insurance Index Comparators over the three-year Performance Period and be payable in the second quarter of 2009. The amount that is payable may be different than the amounts reflected in this table. The hypothetical number of Performance Shares attributable to that Performance Period reflected in this column for each Named Executive Officer, determined by the methodology described above in note 2 to this table, is:

Maximum 2006-2008
Executive	Performance Share Payout

C. Robert Henrikson	80,000
William J. Wheeler	32,000
William J. Toppeta	38,000
Lisa M. Weber	38,000
Steven A. Kandarian	27,000

None of the other Performance Shares reflected in this column has vested.

(4)	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2008, the last business day of that year.

MetLife 2009 Proxy Statement

Option Exercises and Stock Vested in 2008

	Option Awards(1)
	Number of
	Shares		Stock Awards(2)(3)
	Acquired	Value Realized	Number of Shares	Value Realized
	on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

C. Robert Henrikson	80,800	$2,358,820	60,000	$3,697,200
William J. Wheeler	0	$0	36,000	$2,218,320
William J. Toppeta	0	$0	50,000	$3,081,000
Lisa M. Weber	0	$0	50,000	$3,081,000
Steven A. Kandarian	0	$0	7,892	$479,991

(1)	The amounts for value realized on exercise of Stock Options represent the aggregate value realized upon the exercise of vested Stock Options. The value realized upon the exercise of each such Stock Option is the difference between the market value of Shares when the Stock Option was exercised and the exercise price of the Stock Option. Mr. Henrikson exercised his Stock Options pursuant to a plan established in 2007 under Rule 10b5-1(c)(1) of the Securities Exchange Act of 1934, as amended.

(2)	In the case of Ms. Weber, Mr. Henrikson, Mr. Wheeler, and Mr. Toppeta, these amounts reflect payouts of Performance Shares for the Performance Period of January 1, 2005 to December 31, 2007. The number of Shares payable was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, 200%. This factor was determined by comparing the Company’s performance with that of other Insurance Index Comparators, as measured by (i) change in annual net operating earnings per share from the year before the beginning of the Performance Period to the final year of the Performance Period, and (ii) total shareholder return during the Performance Period. For this purpose, net operating earnings was determined using income, net of income taxes, less realized investment gains or losses and excluding any cumulative charges or benefits due to changes in accounting principles, divided by the weighted average number of shares outstanding during the Performance Period determined on a diluted basis under GAAP. The Company’s change in annual net operating earnings per share was in the 76th percentile of the other Insurance Index Comparators, resulting in a change in annual net operating earnings per share performance factor of 100%. Total shareholder return was determined using the change (plus or minus) from the initial closing price of a Share to the final closing price of a Share, plus reinvested dividends, for the Performance Period, divided by the initial closing price of a share. For this purpose, the initial closing price was the average of the closing prices for the 20 trading days before the Performance Period, and the final closing price was the average of the closing prices for the 20 trading days prior to and including the final trading day of the Performance Period. The Company’s total shareholder return was in the 81st percentile of the other Insurance Index Comparators, resulting in a change in annual net operating earnings per share performance factor of 100%. Each of the Named Executive Officers had the opportunity to defer any or all Shares payable. Mr. Henrikson and Mr. Wheeler deferred receipt of their Performance Share payouts.

In the case of Mr. Kandarian, these amounts reflect payout of Restricted Stock Units he was granted on April 26, 2005 and which vested and became payable in Shares on the third anniversary of that date. Mr. Kandarian deferred receipt of his payout.

(3)	The Performance Shares for the Performance Period of January 1, 2006 to December 31, 2008 have vested, but the actual amount of Performance Shares payable is not yet known and is not reflected in this table. See the table entitled “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 62 for more information about these Performance Shares. The amount of Performance Shares payable for the Performance Period of January 1, 2006 to December 31, 2008 will be reflected in the table entitled “Option Exercises and Stock Vested in 2009” in the Company’s 2010 Proxy Statement.

MetLife 2009 Proxy Statement

Pension Benefits

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)

C. Robert Henrikson	Retirement Plan	36.501	$1,323,761
	Auxiliary Pension Plan	36.501	$32,060,146
William J. Wheeler	Retirement Plan	11.250	$168,472
	Auxiliary Pension Plan	11.250	$887,140
William J. Toppeta	Retirement Plan	35.407	$1,203,550
	Auxiliary Pension Plan	35.407	$10,059,135
Lisa M. Weber	Retirement Plan	10.833	$159,514
	Auxiliary Pension Plan	10.833	$1,249,842
Steven A. Kandarian	Retirement Plan	3.750	$56,822
	Auxiliary Pension Plan	3.750	$359,261

The Named Executive Officers participate in the Retirement Plan and the Auxiliary Pension Plan. No payments of pension benefits were made to the Named Executive Officers in 2008.

Eligible employees qualify for pension benefits after one year of service and become vested in their benefits after three years of service.

Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for employees on the United States payroll. The Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Pension Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

An employee’s benefit is calculated under either one or a combination of two different formulas, only one of which applies to any given period of service. The Traditional Formula is based on length of service and final average compensation. The Personal Retirement Account Formula is based on amounts contributed or credited to an account for each participant based on the participant’s compensation, plus interest. The Traditional Formula is used to calculate benefits for each eligible employee’s service before 2002. Employees hired before 2002 who remained employed throughout 2002 accrued benefits for 2002 under the Traditional Formula. These employees were given the opportunity to continue accruing their pension benefits under the Traditional Formula for service in 2003 and later or to begin accruing benefits for 2003 and later under the Personal Retirement Account Formula. All employees hired (or rehired) on or after January 1, 2002 accrue benefits for 2002 and later under the Personal Retirement Account Formula.

The annual benefit under the Traditional Formula is determined by multiplying the employee’s years of service (up to 35) by the sum of (a) 1.1% of the average Social Security wage base over the past 35 years, and (b) 1.7% of the employee’s final average compensation in excess of the average Social Security wage base over the past 35 years. Employees who served more than 35 years also receive 0.5% of final average compensation multiplied by years and months of service in excess of 35 years. An employee’s final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining the consecutive five-year period during which the employee’s eligible compensation (including base salary and AVIP

MetLife 2009 Proxy Statement

awards) produces the highest average annual compensation. When determining Traditional Formula benefits under the Auxiliary Pension Plan for the Named Executive Officers (and other senior officers), final average compensation is calculated by looking back at the 10-year period prior to retirement or termination of employment and determining (a) the consecutive five-year period that would produce the highest average base salary, and (b) the average of the highest five AVIP awards, regardless of whether in consecutive years, determined using a projected AVIP award (equal to the highest of the last three AVIP awards paid while the Named Executive Officer was in active service) on a prorated basis for any partial final year of employment. The sum of the highest average annual base salary and the average annual AVIP award is the Named Executive Officer’s final average compensation.

Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to 5% of eligible compensation up to the Social Security wage base (for 2008, $102,000), plus 10% of eligible compensation in excess of that wage base. In addition, amounts in each employee’s account earn interest at the U.S. government’s 30-year treasury securities rate. Mr. Henrikson’s and Mr. Toppeta’s benefit will be determined exclusively under the Traditional Formula. Mr. Wheeler’s and Ms. Weber’s benefit will be determined using the Traditional Formula for benefit for service prior to 2003, and the Personal Retirement Account Formula for benefits for service in 2003 and later. Mr. Kandarian’s benefit will be determined exclusively under the Personal Retirement Account Formula.

Whether an employee’s benefit is determined under the Traditional Formula or the Personal Retirement Account Formula, the employee may choose to receive the benefit as joint and survivor annuity, life annuity, life annuity with term certain, contingent survivor annuity, or first-to-die annuity. The Traditional Formula benefit may not be paid to employees before they become Retirement Eligible. Employees may choose a lump sum payout of their vested benefits under the Personal Retirement Account Formula at termination of their employment or later. The Named Executive Officers could also have selected, no later than

December 31, 2008 and subject to the approval of the Compensation Committee or its designee, the timing and form of the Traditional Formula benefit payment under the Auxiliary Pension Plan, including a lump sum payment. The actuarial value of all forms of payment is substantially equivalent.

The present value of a Named Executive Officer’s accumulated pension benefits is reported in the table above using certain assumptions. In the case of Ms. Weber, Mr. Henrikson, Mr. Wheeler, and Mr. Toppeta, the assumptions used in the determination of present value as of December 31, 2008 include assumed retirement for each Named Executive Officer at the earliest date the executive could retire with full pension benefits. This was the earlier of the date the executive reached at least age 62 with at least 20 years of service, or the normal retirement date (age 65). Otherwise, the assumptions used were the same as those used for financial reporting under GAAP. For a discussion of the assumptions made regarding this valuation, see Note 17 of the Notes to Consolidated Financial Statements included in the Company’s 2008 Annual Report on Form 10-K. In the case of Mr. Kandarian, the present value of his benefits as of December 31, 2008 is equal to his Personal Retirement Account balance. Mr. Kandarian was vested in his benefits as of that date, and vested Personal Retirement Account balances may be paid in full upon termination of employment at any time.

In early 2009, at Mr. Henrikson’s recommendation, the Auxiliary Pension Plan was amended to cap the final average compensation of each participant, including each Executive Group member, at $4.6 million. The purpose and effect of this change on Mr. Henrikson’s benefit is to reduce expected future pension accruals, thus limiting future increases in his benefit. Any increases in pension value beyond 2009 will primarily reflect Mr. Henrikson’s additional service, and will not reflect any increases in his final average compensation.

Amounts that were vested in the Auxiliary Pension Plan after 2004 are subject to the requirements of

MetLife 2009 Proxy Statement

Internal Revenue Code Section 409A (Section 409A). Each Named Executive Officer had the opportunity to choose his or her form of payment (including a lump sum) through 2008 (so long as the officer did not begin receiving payments in the year of his or her election), which was within the time period permitted for such elections under Section 409A. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

Traditional Formula participants qualify for normal retirement at age 65 with at least one year of service. An employee is eligible for early retirement beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal retirement at age 65 and at least one year of service. Mr. Henrikson and Mr. Toppeta were eligible for early retirement benefits in 2008. Early retirement payments for Traditional Formula participants are reduced from normal retirement benefits by an early retirement factor that depends on the employee’s age at the time payments begin and years of service at the end of employment. If an employee has 20 years of service or more and is Retirement Eligible, the factors range from 72% at age 55 to 100% at age 62. If an employee does not have 20 years of service at the end of employment, the factors range from 54.8% at age 55 to 100% at age 65.

Personal Retirement Account participants qualify to be paid their full vested account balance when their employment ends. Because Personal Retirement Account benefits are based on account balances and not final average pay, those benefits are not reduced for any early retirement.

For a discussion of service credit granted under certain terminations of employment, see “Potential Payments Upon Termination or Change-in-Control” beginning on page 72.

MetLife 2009 Proxy Statement

Nonqualified Deferred Compensation

The Company’s nonqualified deferred compensation program offers savings opportunities to the Named Executive Officers, as well as hundreds of other eligible employees. The program consists of a plan for amounts that are subject to the requirements of Section 409A (the MetLife Leadership Deferred Compensation Plan, or Leadership Plan) and a plan for amounts that were vested by December 31, 2004 and are not subject to the requirements of Section 409A (the MetLife Deferred Compensation Plan for Officers, or Officers Plan). Under this program, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. In addition, under the Auxiliary Savings and Investment Plan, employees receive Company contributions on a basis similar to a 401(k) matching contribution.

The following table includes the amount of their own compensation that each Named Executive Officer deferred under the Leadership Plan in 2008 and the amount the Company credited to the Named Executive Officer’s Leadership Plan and Auxiliary Savings and Investment Plan accounts in 2008, as well as aggregate earnings in 2008 on all deferred compensation, any distributions made in 2008, and the aggregate deferred compensation balance at the end of 2008. The aggregate balance includes any deferrals and earnings on deferrals in all years of employment, not limited to 2008. In the table below, the Auxiliary Savings and Investment Plan is referred to as the Auxiliary Plan.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance at
		in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	Plan Name	($)(1)	($)(2)	($)(3)	($)	($)(4)

C. Robert Henrikson	Leadership Plan	$3,525,922	$0	$(3,310,177)	$0	$4,733,101
	Officers Plan	$0	$0	$(1,804,709)	$0	$2,595,244
	Auxiliary Plan	$0	$230,800	$62,239	$0	$1,293,655

William J. Wheeler	Leadership Plan	$2,115,553	$0	$(1,308,379)	$0	$1,904,068
	Officers Plan	$0	$0	$(253,795)	$0	$350,434
	Auxiliary Plan	$0	$85,500	$14,578	$0	$314,238

William J. Toppeta	Leadership Plan	$0	$0	$(1,332,925)	$0	$1,840,477
	Officers Plan	$0	$0	$(1,205,512)	$0	$1,706,712
	Auxiliary Plan	$0	$63,800	$32,680	$0	$692,764

Lisa M. Weber	Leadership Plan	$2,970,768	$1,250	$(2,697,382)	$0	$3,953,760
	Officers Plan	$0	$0	$(948,357)	$0	$5,105,022
	Auxiliary Plan	$0	$78,550	$26,434	$0	$547,799

Steven A. Kandarian	Leadership Plan	$473,031	$0	$(195,079)	$0	$277,952
	Officers Plan	$0	$0	$0	$0	$0
	Auxiliary Plan	$0	$72,050	$6,709	$0	$155,068

(1)	Amounts in this column for Ms. Weber, Mr. Henrikson, and Mr. Wheeler include payouts of Performance Shares for the Performance Period of January 1, 2005 to December 31, 2007. The amount in this column for Mr. Kandarian includes payout of his Restricted Stock Units granted on April 26, 2005. The full payout amounts of the payouts are included in the table entitled “Option Exercises and Stock Vested in 2008” on page 64. The specific amounts reported in this column do not appear in the Summary Compensation Table. However, the Company’s accounting expense in 2008 for these and all other stock awards that were outstanding for any part of 2008 is reported in the Summary Compensation Table (see “Stock Awards and Option Awards” on page 56). Amounts in this column also include deferral by Ms. Weber of $31,250 of her salary earned in 2008, which is reported in the “Salary” column of the Summary

MetLife 2009 Proxy Statement

Compensation Table on page 55. No employee contributions are made under the Auxiliary Savings and Investment Plan.

(2)	Amounts in this column are reported as components of the Company Savings and Investment Program contributions in the “All Other Compensation” column of the Summary Compensation Table on page 55.

(3)	None of the amounts in this column are reported in the Summary Compensation Table. See the text pertaining to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of that table on page 57.

(4)	A portion of the amounts reported in this column were reported as components of the Company Savings and Investment Program contributions in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s Proxy Statements for 2007 and 2008. These amounts are shown below:

Executive	2007 Proxy Statement	2008 Proxy Statement

C. Robert Henrikson	$144,200	$191,000
William J. Wheeler	$63,533	$79,500
William J. Toppeta	$64,533	$59,000
Lisa M. Weber	$84,533	$79,000
Steven A. Kandarian	—	—

In addition, a portion of the amounts reported in this column represent the value of Share awards that were outstanding during some or all of 2006 or 2007, but were ultimately deferred by the Named Executive Officer. The Company’s accounting expense in 2006 and 2007 under FAS 123(R) for these awards was reported in the “Stock Awards” column of the Summary Compensation Table in the Company’s Proxy Statements for 2007 and 2008.

Deferred Compensation Program

Under the Company’s deferred compensation program, Named Executive Officers may elect to defer receipt of up to 75% of the executive’s base salary and all of the executive’s AVIP award and any payouts for Performance Share and Restricted Stock Unit awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

In addition, to the extent a Named Executive Officer defers base salary payments or AVIP awards, the Company’s matching contribution is made to the Leadership Plan rather than the Savings and Investment Plan.

Payments that would have been made in Shares, but are deferred, remain payable in Shares. Long Term Performance Compensation Plan awards otherwise payable in cash that were irrevocably deferred in the form of Shares are also payable in Shares. All other deferred compensation is payable in cash.

Named Executive Officers may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition,

Named Executive Officers may elect to receive payments in a single lump sum or in up to 15 annual installments. However, despite a Named Executive Officer’s election, payment is generally made in full in a single lump sum should the executive terminate employment with the Company before becoming Retirement Eligible or Bridge Eligible. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The terms of the Officers Plan and the Leadership Plan are substantially similar, except that under the Officers Plan participants may choose to receive amounts not subject to Section 409A at any time with a 10% reduction, and that payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation.

The Company offers a range of simulated investments under the deferred compensation program. Named Executive Officers may

MetLife 2009 Proxy Statement

generally choose their simulated investments for their deferred compensation at the time they elect to defer compensation, and may change their simulated investment selections for their existing account balances up to six times each calendar year. The table below reflects the simulated investment returns for 2008 on each of the alternatives offered under the program. The MetLife Deferred Shares Fund is available exclusively for deferred Shares. The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.

Simulated Investment	2008 Return

MetLife Savings and Investment Plan Fixed Income Fund	5.30%
Lord Abbett Bond Debenture Fund	(18.40)%
Oakmark Fund®	(32.61)%
MetLife Savings and Investment Plan Small Company Stock Fund	(39.61)%
Oakmark International Fund	(41.06)%
Standard & Poor’s 500® Index	(37.00)%
Russell 2000® Index	(33.79)%
MSCI EAFE® Index	(43.38)%
Lehman Brothers® Aggregate Bond Index	5.24%
Merrill Lynch US High Yield Master II Index	(26.39)%
MSCI Emerging Markets Indexsm	(53.33)%
MetLife Deferred Shares Fund	(42.00)%
MetLife Common Stock Fund	(42.00)%

Each simulated investment was available for the entirety of 2008.

Auxiliary Savings and Investment Plan

Named Executive Officers and other eligible employees who elect to contribute at least 3% of their eligible compensation under the tax-qualified Savings and Investment Plan receive a matching contribution of 4% of their eligible compensation in that plan. However, the Internal Revenue Code limits compensation that is eligible for employer matching contributions under the Savings and Investment Plan. In 2008, the Company could not make matching contributions based on compensation over $230,000. Named Executive Officers and other eligible employees are credited with 4% of their eligible compensation beyond that limit. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan. The employee’s eligible compensation under the Savings and Investment Plan and Auxiliary Savings and Investment Plan includes base salary and AVIP awards. Employees can elect to receive their Auxiliary Savings and Investment Plan balances in a lump sum at termination of employment or in up to 15 annual installments. Employees can also elect to delay their payment, or the beginning of their annual payments, up to ten years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Participants may change the time and form of their payments after 2008, but the election must be made during employment, is not effective until twelve months after it is made, and must delay the start of benefit payments by at least five years. Payments to the top 50 highest paid officers (determined in conformity with the requirements of Section 409A) that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a range of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments are identical to the core funds offered under the Savings and Investment Plan. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees may also change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to twice a month. Employees may not allocate more than one-half of their Auxiliary Savings and Investment

MetLife 2009 Proxy Statement

Plan account balances to the MetLife Company Stock Fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to pre-established holding period requirements.

The table below reflects the simulated investment returns for 2008 on each of the alternatives offered under the Auxiliary Savings and Investment Plan. The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.

Simulated Investment	2008 Return

Fixed Income Fund	5.30%
Common Stock Index Fund	(36.97)%
Equity Fund	(38.73)%
Value Equity Fund	(37.27)%
Blended Small Company Stock Fund	(32.60)%
Small Company Stock Fund	(39.61)%
International Equity Fund	(42.40)%
Emerging Markets Equity Fund	(52.73)%
MetLife Company Stock Fund	(42.86)%

Each simulated investment was available for the entirety of 2008.

MetLife 2009 Proxy Statement

Potential Payments Upon Termination or Change-in-Control

The table and accompanying text below reflect estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2008 (the Trigger Date). The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made. It does not include payments or benefits under arrangements available on the same basis generally to all salaried employees. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits” and “Nonqualified Deferred Compensation,” respectively.

	No Change-in-Control			Change-in-Control
		Involuntary		Payments Solely on
	Voluntary	Termination With		Account of	Termination With
	Resignation	Severance Pay	Other	Change-in-Control	Severance Pay

C. Robert Henrikson	$31,559	$1,025,001	$4,851,000	$4,907,315	$15,962,667
William J. Wheeler	$0	$1,510,059	$1,129,494	$1,165,115	$6,788,174
William J. Toppeta	$31,559	$655,001	$1,004,850	$1,061,165	$5,822,705
Lisa M. Weber	$0	$1,500,144	$1,094,844	$1,130,465	$6,939,766
Steven A. Kandarian	$0	$1,319,748	$1,042,869	$1,078,490	$5,204,435

Voluntary Resignation (No Change-in-Control).  None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. The Named Executive Officers who were Retirement Eligible as of the Trigger Date (Mr. Henrikson and Mr. Toppeta), would each have been eligible for financial planning services in connection with the end of their employment, regardless of the reason their employment ended. The estimated cost of those services is reflected in this table. In each case where the cost of financial planning services is reflected in this table, a proportionate share of the retainer fee for the financial planning services provider is included.

In addition, a Named Executive Officer who had resigned but was Retirement Eligible as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards, unless the executive had been involuntarily terminated for cause. Each of the executive’s Performance Shares would have been paid after the conclusion of the Performance Period as if the executive had remained employed, the Stock Options granted to the executive in 2001 would have remained exercisable for three years from the end of the executive’s employment, and all of the Named Executive Officers’ other Stock Options would have continued to vest and remain exercisable for their full ten-year term. The executive would also have been eligible for an AVIP payment for 2008, at the discretion of the Compensation Committee. These terms apply to all employees of the Company who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 62 for details on those awards.

Any Named Executive Officer who had resigned but was not Retirement Eligible as of the Trigger Date would have received the 2006-2008 Performance Shares that vested on December 31, 2008, and would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. The Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

Involuntary Termination With Severance Pay (No Change-in-Control).  None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance

MetLife 2009 Proxy Statement

pay in connection with a termination of employment for cause. If the Named Executive Officer had been terminated for cause, the executive’s unvested Performance Shares and all of the executive’s Stock Options would have been forfeited and the executive would have received no AVIP payment for 2008 performance. For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism.

Had a Named Executive Officer’s employment been terminated due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay equal to 28 weeks base salary plus one week for every year of service, up to the executive’s current annual base salary rate. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services, and the executives who were not Retirement Eligible would have been entitled to the same financial planning services as those who were Retirement Eligible. The cost of these payments and services is reflected in the table above.

If the Named Executive Officer’s termination had been due to performance, the amount of severance pay and the length of the Severance Period would have each been one-half of what it would have been in the case of job elimination.

Had a Named Executive Officer been Bridge Eligible on the Trigger Date, the executive would have received the benefit of all stock-based awards made in 2005 or later on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, the executive would have had to enter into a Separation Agreement.

If the Named Executive Officer was neither Retirement Eligible nor Bridge Eligible on the Trigger Date, the effect of termination of employment with severance pay on a Named Executive Officer’s existing Stock Options and

2006-2008 Performance Shares would have generally been the same as that of a voluntary termination. The Named Executive Officer would have been offered prorata payments in consideration of otherwise forfeited Performance Shares. The amount of payment would have been determined using the amount of time that had passed in the Performance Period through the date of the termination of employment, the number of Performance Shares granted, and the closing price of a Share on the date the Performance Shares were granted. The estimated cost of these payments for each Named Executive Officer who was not Retirement Eligible or Bridge Eligible on the Trigger Date is reflected in the table above.

Other (No Change-in-Control).  In the unlikely event that a Named Executive Officer had died on the Trigger Date, that executive’s stock-based awards would have vested and become payable immediately. The Company would have paid the executive’s unvested Performance Shares using 100% of Performance Shares granted (Target Performance). All of the executive’s Stock Options would have become immediately exercisable. These terms apply to all employees of the Company who have been made such awards. The payment on stock-based awards was calculated using the closing price of Shares on the Trigger Date (the Trigger Date Closing Price). The Named Executive Officer’s heirs or beneficiaries would also have been eligible for financial planning services in connection with the executive’s death. The estimated cost of all of these payments and benefits is reflected in the table above.

Payments Solely on Account of a Change-in-Control.  The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction

MetLife 2009 Proxy Statement

after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate or pay out the existing award. Otherwise, the Company would have paid out the executive’s unvested Performance Shares in cash using Target Performance and the change-in-control price of Shares. Payment would have been made within thirty (30) days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then payment would have been made following the end of the three-year Performance Period originally applicable to the Performance Shares. In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option and the change-in-control price. Upon a change-in-control, each of the Named Executive Officers would also have been eligible for four years of financial planning services regardless of termination of employment.

The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment as a result of unvested Stock Options and unvested Performance Shares was calculated using the Trigger Date Closing Price and assumes no Alternative Award was made.

Termination with Severance Pay (Change-in-Control).  Each of the Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and the Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control; annual bonus opportunities at least the same as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of three years prior to the change-in-control;

•	a prorata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same prorata portion of any of the three annual bonuses awarded prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers; and

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had involuntarily terminated the Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

Had a Named Executive Officer qualified for severance pay as of the Trigger Date, the amount would have been three times the sum of the

MetLife 2009 Proxy Statement

executive’s annual rate of pay plus the average of the executive’s AVIP awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the excise tax threshold, severance pay will be reduced to an amount low enough to avoid the excise tax. The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits, as well as additional service credit for pension benefits for up to three years or until the executive’s 65th birthday (whichever comes first). The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits and additional service credit.

If severance pay and related benefits had become due because the executive voluntarily terminated employment, payment would have been delayed for six months in order to comply with Section 409A.

MetLife 2009 Proxy Statement

Security Ownership of Directors and Executive Officers

The table below shows the number of equity securities of MetLife beneficially owned on March 2, 2009 by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers, as a group.

Securities beneficially owned include shares held in each Director’s or Executive Officer’s name, shares held by a broker for the benefit of the Director or Executive Officer, shares which the Director or Executive Officer could acquire within 60 days (as described in notes (3) and (4) below), shares held indirectly in the Savings and Investment Plan and other shares for which the Director or Executive Officer may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the shares). None of the Directors or Executive Officers of the Company beneficially owned Floating Rate Non-Cumulative Preferred Stock, Series A, of the Company or 6.50% Non-Cumulative Preferred Stock, Series B, of the Company as of March 2, 2009.

	Common Stock
	Amount and
	Nature of
	Beneficial
	Ownership	Percent of
Name	(1)(2)(3)(4)	Class

C. Robert Henrikson	811,841	*
Sylvia M. Burwell	10,553	*
Eduardo Castro-Wright	2,260	*
Burton A. Dole, Jr.	23,488	*
Cheryl W. Grisé	8,311	*
R. Glenn Hubbard	9,206	*
John M. Keane	12,920	*
James M. Kilts	4,174	*
Hugh B. Price	8,423	*
David Satcher	1,911	*
Kenton J. Sicchitano	14,665	*
William C. Steere, Jr.	27,583	*
Lulu C. Wang	2,212	*
Steven A. Kandarian	79,500	*
William J. Toppeta	500,823	*
Lisa M. Weber	390,209	*
William J. Wheeler	266,471	*
Board of Directors of MetLife, but not in each Director’s individual capacity(5)	241,743,740	29.6%
All Directors and Executive Officers, as a group(6)	2,651,617	*

*	Number of shares represents less than one percent of the number of shares of common stock outstanding at March 2, 2009.

(1)	Each Director and Executive Officer has sole voting and investment power over the shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below. Additionally,

MetLife 2009 Proxy Statement

Mr. Henrikson has shared investment and voting power over 479 shares included in this column and he disclaims beneficial ownership of 20 shares included in this column.

(2)	Includes shares held by the MetLife Policyholder Trust allocated to the Directors and Named Executive Officers in their individual capacities as beneficiaries of the trust, as follows:

	Shares Held in		Shares Held in		Shares Held in
	Policyholder		Policyholder		Policyholder
Name	Trust	Name	Trust	Name	Trust

Henrikson	509	Satcher	260	Weber	10
Dole	15	Steere	10	Wheeler	10
Price	10	Toppeta	344

Directors and Executive Officers as of March 2, 2009, as a group, were allocated 1,279 shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such shares. Note (5) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of shares held by the MetLife Policyholder Trust.

(3)	Includes shares that are subject to options which were granted under the MetLife, Inc. 2000 Directors Stock Plan, the MetLife, Inc. 2000 Stock Incentive Plan or the MetLife, Inc. 2005 Stock and Incentive Compensation Plan and are exercisable within 60 days of March 2, 2009. The number of such options held by each Director and Named Executive Officer is shown in the following table:

	Number of		Number of		Number of
	Options		Options		Options
	Exercisable		Exercisable		Exercisable
Name	within 60 days	Name	within 60 days	Name	within 60 days

Henrikson	755,000	Keane	1,210	Kandarian	79,500
Burwell	553	Price	6,836	Toppeta	435,827
Dole	6,836	Sicchitano	1,536	Weber	359,500
Grisé	178	Steere	6,836	Wheeler	254,709

All Directors and Executive Officers as of March 2, 2009, as a group, held 2,354,839 options exercisable within 60 days of March 2, 2009.

(4)	Includes shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Executive Officer could acquire within 60 days of March 2, 2009, such as by ending employment or service as a Director, or by taking early distribution of the shares with a 10% reduction as described on page 69. The number of such Deferred Shares held by each Director and Named Executive Officer is shown in the following table:

	Number of		Number of		Number of
	Deferred		Deferred		Deferred
	Shares		Shares		Shares
	That Can Be		That Can Be		That Can Be
	Acquired		Acquired		Acquired
Name	within 60 Days	Name	within 60 Days	Name	within 60 Days

Henrikson	46,332	Hubbard	4,206	Steere	19,737
Burwell	10,000	Keane	8,464	Toppeta	42,552
Castro-Wright	1,935	Kilts	4,174	Weber	28,867
Dole	13,400	Price	1,577	Wheeler	5,785
Grisé	3,575	Satcher	631

Does not include Deferred Shares to the extent the Company would delay payment in order to comply with Internal Revenue Code Section 409A, as described on page 69.

(5)	The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the shares of MetLife common stock held by the MetLife Policyholder Trust

MetLife 2009 Proxy Statement

because the Board will direct the voting of those shares on certain matters submitted to a vote of shareholders. This number of shares deemed owned by the Board of Directors is reflected in Amendment No. 36 to Schedule 13D referred to below under the heading “Security Ownership of Certain Beneficial Owners” on page 80.

(6)	Does not include shares of MetLife common stock held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (5), but includes the shares allocated to the Directors in their individual capacities, as described in note (2). Includes 2,354,839 shares that are subject to options that are exercisable within 60 days of March 2, 2009 by all Directors and Executive Officers of the Company as of March 2, 2009, as a group, including the shares that are subject to options described in note (3).

MetLife 2009 Proxy Statement

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents.

Deferred Shares that could not be acquired within 60 days of March 2, 2009 are not considered beneficially owned. Deferred cash compensation or auxiliary benefits measured in share value (Deferred Share Equivalents) are also not deemed beneficially owned because their payment is not made in MetLife common stock. Each, however, aligns the Directors’ and Named Executive Officers’ interests with the interests of the Company’s shareholders since the value of Deferred Shares and Deferred Share Equivalents depends upon the price of MetLife common stock. The table below sets forth information on the Directors’ and Named Executive Officers’ Deferred Shares that could not be acquired within 60 days and their Deferred Share Equivalents, as of March 2, 2009.

Deferred Shares
Not Beneficially Owned
Name	and/or Deferred Share Equivalents

C. Robert Henrikson	140,922
Sylvia M. Burwell	1,447
Cheryl W. Grisé	4,890
R. Glenn Hubbard	2,364
James M. Kilts	7,769
Hugh B. Price	37,117
David Satcher	2,942
Kenton J. Sicchitano	2,297
William C. Steere	31,013
Steven A. Kandarian	7,973
William J. Toppeta	55,401
Lisa M. Weber	102,581
William J. Wheeler	58,888

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company. Joseph J. Prochaska, Jr., the Company’s Principal Accounting Officer since December 16, 2003, is not an “executive officer” for purposes of the Exchange Act, and was not identified as an “officer” by the Company for purposes of Rule 16a-1(f) of the Exchange Act. As a result, five Form 5 filings and two Form 4 filings reporting the acquisition by Mr. Prochaska of a total of 22,067 shares of the Company’s common stock and 127,050 stock options, respectively, from the period of December 2003 through July 2008, were made on an untimely basis. All of the securities reported in these Form 4 and Form 5 filings, except for 8,000 shares of the Company’s common stock, were acquired in transactions under compensation plans that were approved by the Compensation Committee and, therefore, such acquisitions were exempt from the short-swing profits recovery provisions of Section 16(b) of the Exchange Act. The Company believes that during fiscal 2008, except for the untimely filings described above, all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

MetLife 2009 Proxy Statement

Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than 5% of MetLife common stock:

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Beneficiaries of the MetLife Policyholder Trust(1)	241,743,740	29.6%
c/o Wilmington Trust Company, as Trustee Rodney Square North 1100 North Market Street Wilmington, DE 19890
AXA Financial, Inc.(2)	44,425,084	5.6%
1290 Avenue of the Americas New York, NY 10104

(1)	The Board of Directors of the Company has reported to the SEC that, as of February 20, 2009, it, as an entity, had shared voting power over 241,743,740 shares of MetLife common stock held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 36, filed on March 2, 2009 to the Board’s Schedule 13D. MetLife created the trust when Metropolitan Life Insurance Company, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible Metropolitan Life Insurance Company policyholders received beneficial ownership of shares of MetLife common stock, and MetLife transferred these shares to a trust, which is the record owner of the shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the shares, and can direct the trustee to vote their shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

(2)	This information is based solely on a Schedule 13G filed with the SEC on February 13, 2009 by AXA Financial, Inc. (“AXA Financial”), a holding company, filing on behalf of itself, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA. AXA Financial reported beneficial ownership of 44,094,783 shares of MetLife common stock, constituting 5.6% of the class of shares, with sole voting power for 34,718,123 of such shares, no shared voting power for any such shares, sole dispositive power for 44,094,783 of such shares, and no shared dispositive power for any such shares. The other reporting persons each indicated beneficial ownership of 44,425,084 shares of MetLife common stock, constituting 5.6% of the class of shares, over which they each claimed sole voting power for 34,835,986 of such shares, no shared voting power for any such shares, sole dispositive power for 44,425,084 of such shares, and no shared dispositive power for any such shares. The reporting persons indicated that a majority of the shares reported are held by unaffiliated third-party client accounts managed by AllianceBernstein L.P., as investment adviser. AllianceBernstein L.P. is a majority-owned subsidiary of AXA Financial.

MetLife 2009 Proxy Statement

Appendix A

MetLife, Inc. 2005 Stock and Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration
1.1 Establishment of the Plan.  MetLife, Inc., a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.
The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.
The Plan shall become effective, if approved by the Board and shareholders, on April 15, 2005 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.
The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.
1.3 Duration of the Plan.  The Plan shall commence as of the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article 16 herein, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions.
1.4 Successor Plan.  This Plan shall serve as the successor to the MetLife, Inc. 2000 Stock Incentive Plan (the “Predecessor Plan”), and no further grants shall be made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding awards under the Predecessor Plan immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as Awards under this Plan. However, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards.
Any Shares of common stock reserved for issuance under the Predecessor Plan in excess of the number of Shares as to which awards have been awarded thereunder shall be transferred into this Plan upon the Effective Date and shall become available for grant under this Plan. Any Shares related to awards granted or issued under the Predecessor Plan that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed available for issuance or reissuance under Section 4.1 of this Plan.

Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.
2.2 “Agency” means the active relationship between an Agent and an insurance company for which the Agent is licensed.
2.3 “Agent” means a natural person licensed or otherwise authorized under applicable law to represent the Company or an Affiliate in the sale of insurance or other financial products or services.

MetLife 2009 Proxy Statement

2.4 “Award” means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.
2.5 “Award Agreement” means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.
2.6 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.
2.8 “Cash-Based Award” means an Award granted under Article 10 herein, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.
2.9 “Cause” means (i) the willful failure by the Participant to perform substantially the Participant’s duties as an Employee or Agent (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant’s having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.
2.10 “Change of Control” shall occur if any of the following events occur:

(i)	Any Person acquires Beneficial Ownership, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined Voting Power of the Company’s securities;

(ii)	Within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors or the Board of Directors of any successor to the Company; provided, however, that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this Section 2.10(ii);
(iii)	The shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), and immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation, or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event; or
(iv)	Any other event occurs which the Board declares to be a Change of Control.
2.11 “Change of Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which a Change of Control occurs.
2.12 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
2.13 “Committee” means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan.
2.14 “Company” means MetLife, Inc., a Delaware corporation, and any successor thereto as provided in Article 18 herein.

MetLife 2009 Proxy Statement

2.15 “Constructively Terminated” means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee or of a relationship as an Agent by an Agent within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:

(i)	Requiring the Employee or Agent to be based as his/her regular or customary place of employment or Agency at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately prior to the Change of Control, or in a state other than the one in which the Employee or Agent performed his/her duties immediately prior to the Change of Control, in each case except for travel reasonably required in the performance of the individual’s responsibilities;
(ii)	In the case of an Employee, reducing the Employee’s base salary below the rate in effect at the time of a Change of Control;
(iii)	In the case of an Employee, failing to pay the Employee’s base salary, other wages, or employment-related benefits as required by law; or
(iv)	In the case of an Agent, failing to pay the Agent’s compensation or benefits as required by law.
2.16 “Director” means any individual who is a member of the Board of Directors of the Company.
2.17 “Employee” means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in the Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.
2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.19 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.
2.20 “Fiscal Year” means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.
2.21 “Freestanding SAR” means an SAR that is not a Tandem SAR, as described in Article 7 herein.
2.22 “Grant Price” means the price against which the amount payable is determined upon exercise of an SAR.
2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.
2.24 “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.
2.25 “Nonqualified Stock Option” or “NQSO” means an Option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.
2.26 “Option” means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.
2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
2.28 “Participant” means an Employee or an Agent who has been selected to receive an Award, or who has an outstanding Award granted under the Plan.

MetLife 2009 Proxy Statement

2.29 “Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.
2.30 “Performance Goal” means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.
2.31 “Performance Measures” means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.
2.32 “Performance Period” means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.33 “Performance Share” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.34 “Performance Unit” means an Award granted under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.35 “Period of Restriction” means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or upon the occurrence of other events as determined by the Committee, in its discretion.
2.36 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include (i) the Company or any Affiliate, (ii) the MetLife Policyholder Trust (or any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (iii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.
2.37 “Restricted Stock” means an Award of Shares subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.
2.38 “Restricted Stock Unit” means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.
2.39 “Shares” means the shares of common stock of the Company, $.01 par value per Share.
2.40 “Stock Appreciation Right” or “SAR” means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article 7 herein and subject to the terms of this Plan.
2.41 “Stock-Based Award” means an equity-based or equity-related Award granted under Article 10 herein and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.
2.42 “Tandem SAR” means an SAR that the Committee specifies is granted in connection with a related Option pursuant to Article 7 herein and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled) or an SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.
2.43 “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.
2.44 “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

Article 3. Administration
3.1 General.  The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee or Agent, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties.

MetLife 2009 Proxy Statement

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement ancillary to or in connection with the Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 16, adopting modifications and amendments, or subplans to the Plan or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate.
3.3 Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation; and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated pursuant to this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable.

Article 4. Shares Subject to the Plan and Maximum Awards
4.1 Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be sixty-eight million (68,000,000) plus any remaining Shares available for grant under the Predecessor Plan as set forth in Section 1.4 (such total number of Shares, including such adjustment and remaining Shares, the “Total Share Authorization”). Any Shares issued in connection with an Option or SAR shall be counted against the limit as one (1) Share for every one (1) Share issued; for Awards other than Options and SARs, any Shares issued shall be counted against this limit as one and one-hundred seventy-nine thousandths (1.179) Shares for every one (1) Share issued. The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be sixty-eight million (68,000,000).
For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves. Any Shares related to Awards (or after the Effective Date, awards granted under the Predecessor Plan) which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Moreover, if the Option Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
Unless and until the Committee determines that an Award to an Insider shall not be designed to qualify as Performance-Based Compensation, the following limits (“Award Limits”) shall apply to grants of Awards to Insiders under the Plan:

(a)	Options and SARs: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, pursuant to any Award granted in any one Fiscal Year to any one Participant, shall be two million (2,000,000).
(b)	Restricted Stock/Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units granted in any one Fiscal Year to any one Participant shall be one million (1,000,000).
(c)	Performance Shares/Performance Units: The maximum aggregate Award of Performance Shares or Performance Units that a Participant may receive in any one Fiscal Year shall be one million (1,000,000) Shares, or equal to the value of one million (1,000,000) Shares determined as of the date of vesting or payout, as applicable.

MetLife 2009 Proxy Statement

(d)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Fiscal Year may not exceed ten million dollars ($10,000,000) determined as of the date of vesting or payout, as applicable.
(e)	Stock Awards: The maximum aggregate grant with respect to Awards of Stock-Based Awards in any one Fiscal Year to any one Participant shall be one million (1,000,000).
4.2 Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.
Subject to the provisions of Article 15 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. Additionally, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

Article 5. Eligibility and Participation
5.1 Eligibility.  Individuals eligible to participate in the Plan include all Employees and Agents.
5.2 Actual Participation.  Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible Employees and Agents, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.

Article 6. Stock Options
6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Notwithstanding the foregoing, no ISOs may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.
6.2 Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price may include an Option Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, an Option Price that is set at a premium to the FMV of the Shares on the date of grant, or an Option Price that is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee in its discretion.
6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

MetLife 2009 Proxy Statement

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6 Payment.  Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.
Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.
6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted pursuant to this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.
6.8 Termination of Employment or Agency.  Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.9 Nontransferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant’s lifetime only by such Participant.
6.10 Notification of Disqualifying Disposition.  The Participant will notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.
6.11 Substituting SARs.  Regardless of the terms of the Award Agreement, the Committee, at any time when the Company is not subject accounting for equity-based compensation granted to its Employees under APB Opinion 25 (or a successor standard), shall have the right to substitute SARs for outstanding Options granted to any Participant, provided that (i) the substituted SARs call for settlement by the issuance of Shares or by the issuance of Shares or cash as determined by the Committee in its discretion, and (ii) the terms of the substituted SARs and economic benefit of such substituted SARs (including the difference between the Grant Price and Fair Market Value of the Shares associated with the SARs compared to the difference between the Option Price and Fair Market Value of the Shares underlying the Options) are equivalent to the terms and economic benefit of the Options being replaced, as determined by the Committee. The Committee may,

MetLife 2009 Proxy Statement

based on a determination that this Section 6.11 creates adverse accounting consequences for the Company or otherwise, nullify this Section 6.11.

Article 7. Stock Appreciation Rights
7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the date of grant, a Grant Price that is set at a premium to the FMV of the Shares on the date of grant, or is indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2 SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.
7.3 Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
7.4 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5. Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6 Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the FMV of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.
7.7 Termination of Employment or Agency.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
7.8 Nontransferability of SARs.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
7.9 Other Restrictions.  Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted

MetLife 2009 Proxy Statement

pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.
8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
8.3 Nontransferability of Restricted Stock and Restricted Stock Units.  Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.
8.4 Other Restrictions.  The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee subject to Section 19.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares delivered in consideration of Restricted Stock Units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.5 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:
The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the MetLife, Inc. 2005 Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from MetLife, Inc.
8.6 Voting Rights.  To the extent required by law, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.

MetLife 2009 Proxy Statement

8.8 Termination of Employment and Agency.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
8.9 Payment in Consideration of Restricted Stock Units.  When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or thereafter by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.

Article 9. Performance Shares and Performance Units
9.1 Grant of Performance Shares and Performance Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Value of Performance Shares and Performance Units.  Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which may be less than, equal to, or greater than the FMV of a Share. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.
9.3 Earning of Performance Shares and Performance Units.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Notwithstanding the foregoing, the Company has the ability to require the Participant to hold the Shares received pursuant to such Award for a specified period of time.
9.4 Form and Timing of Payment of Performance Shares and Performance Units.  Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.
9.5 Dividends and Other Distributions.  The Committee will decide if Participants holding Performance Shares will receive dividend equivalents with respect to dividends declared with respect to the Shares. Such dividends may be subject to the accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
9.6 Termination of Employment or Agency.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant’s employment or Agency with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
9.7 Nontransferability of Performance Shares and Performance Units.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise by the Committee at any time, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

MetLife 2009 Proxy Statement

Article 10. Cash-Based Awards and Stock-Based Awards
10.1 Grant of Cash-Based Awards.  Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Value of Cash-Based Awards.  Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.
10.3 Payment in Consideration of Cash-Based Awards.  Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
10.4 Form and Timing of Payment of Cash-Based Awards.  Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
10.5 Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.6 Termination of Employment or Agency.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant’s employment or Agency with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
10.7 Nontransferability of Cash-Based Awards and Stock-Based Awards.  Except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement at the time of grant or thereafter by the Committee, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11. Performance Measures
Notwithstanding any other terms of this Plan, the vesting, payability, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Code Section 162(m). No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.

MetLife 2009 Proxy Statement

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) upon which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);
(b)	Earnings per share;
(c)	Net sales growth;
(d)	Net operating profit;
(e)	Operating earnings;
(f)	Operating earnings per share;
(g)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(h)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(i)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/ excluding capital gains and losses;
(j)	Gross or operating margins;
(k)	Productivity ratios;
(l)	Share price (including, but not limited to, growth measures and total shareholder return);
(m)	Expense targets;
(n)	Margins;

(o)	Operating efficiency;
(p)	Customer satisfaction;
(q)	Employee and/or Agent satisfaction;
(r)	Working capital targets; and
(s)	Economic Value Added;
(t)	Revenue growth;
(u)	Assets under management growth; and
(v)	Rating Agencies’ ratings.
Any Performance Measure(s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).
The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Insiders, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 12. Beneficiary Designation
A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary

MetLife 2009 Proxy Statement

designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death the beneficiary shall be the Participant’s estate.
Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.

Article 13. Deferrals and Share Settlements
Notwithstanding any other provision under the Plan, the Committee may permit or require a Participant to defer such Participant’s receipt of any Award, or payment in consideration of any Award, under the terms of this Plan or another Plan. To the extent such deferral is permitted by the Committee under the terms of this Plan rather than another Plan, the Committee shall establish rules and procedures for such deferrals as it sees fit.

Article 14. Rights of Employees and Agents
14.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment, Agency or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.
Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or Agency contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.
For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment or Agency of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment or Agency. The Committee may stipulate in a Participant’s Award Agreement or otherwise the conditions under which a transfer of employment or Agency to an entity that is spun-off from the Company or an Affiliate or a vendor to the Company or an Affiliate, if any, shall not be deemed a termination of employment or Agency for purposes of an Award.
14.2 Participation.  No Employee or Agent shall have the right to be selected to receive an Award. No Employee or Agent, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.
14.3 Rights as a Shareholder.  A Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change of Control
15.1 Accelerated Vesting and Payment.  Subject to the provisions of Section 15.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or Agency is involuntarily terminated for any reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date , or (ii) the term of the Option or SAR, to exercise such Options or SARs;
(b)	Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;
(c)	The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control:

MetLife 2009 Proxy Statement

(i)	The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and
(ii)	Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control;

(d)	Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Committee; and
(e)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change in Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV on the date of settlement.
15.2 Alternative Awards.  Notwithstanding Section 15.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Article 18; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;
(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and
(d)	Have terms and conditions which provide that in the event that the Participant’s employment or Agency is involuntarily terminated or Constructively Terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

Article 16. Amendment, Modification, Suspension, and Termination
16.1 Amendment, Modification, Suspension, and Termination.  The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that:

(a)	Without the prior approval of the Company’s shareholders, Options and SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted Option.
(b)	To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation, or exchange requirement.
16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. To the extent

MetLife 2009 Proxy Statement

such adjustment affects Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
16.3 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Withholding
The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant’s FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.

Article 18. Successors
Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

Article 19. General Provisions
19.1 Forfeiture Events.  Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment or Agency under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.
19.2 Legend.  The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
19.3 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
19.4 Investment Representations.  The Committee may require each Participant receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
19.5 Employees and Agents Based Outside of the United States.  Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees or Agents, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of the Plan to the contrary, to:

(a)	Determine which Affiliates shall be covered by the Plan;
(b)	Determine which Employees and Agents outside the United States are eligible to participate in the Plan;
(c)	Modify the terms and conditions of any Award granted to Employees or Agents outside the United States to comply with applicable foreign laws;
(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and

MetLife 2009 Proxy Statement

procedures established under this Section 19.5 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.
19.6 Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.
19.7 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.
19.8 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.
19.9 Other Compensation and Benefit Plans.  Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such other plan, policy, program, or arrangement.
19.10 No Constraint on Corporate Action.  Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Article 20. Legal Construction
20.1 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
20.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
20.3 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan.
The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s or the Affiliate’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20.4 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

MetLife 2009 Proxy Statement

Appendix B

Reconciliation of Non-GAAP Financial Measures

Operating earnings available to common shareholders is defined as GAAP net income, excluding net investment gains and losses, net of income tax, adjustments related to net investment gains and losses, net of income tax, and discontinued operations other than discontinued real estate, net of income tax, less preferred stock dividends. Scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment are included in operating earnings available to common shareholders. Operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated. Operating return on common equity is calculated by dividing operating earnings available to common shareholders by average common equity for the period indicated, excluding accumulated other comprehensive income.

Reconciliation of Operating Earnings to Net Income
(in total and per common share)	For the Year Ended December 31,
	2008		2007
	(In millions, except per common share data)

Net income	$3,209	$4.31	$4,317	$5.66
Less: Preferred stock dividends	125	0.17	137	0.18

Net income available to common shareholders	3,084	4.14	4,180	5.48
Less: Net investment gains (losses), net of income tax(1)	1,100	1.48	(564)	(0.74)
Less: Adjustments related to net investment gains (losses), net of income tax(2)	(443)	(0.59)	(24)	(0.03)
Less: Discontinued operations, net of income tax(3)	(309)	(0.42)	198	0.25

Operating earnings available to common shareholders	$2,736	$3.67	$4,570	$6.00

Calculation of Operating Return on Common Equity

Total Equity	$23,734	$35,179
Less: Accumulated other comprehensive income (loss)	(14,253)	1,078
Less: Preferred stock	2,043	2,043

Adjusted common equity	$35,944	$32,058

Average common equity	$34,001	$31,348
Operating return on common equity	8.0%	14.6%

(1)	Net investment gains (losses), net of income tax, includes gains (losses) on sales of real estate and real estate joint ventures related to discontinued operations of $8 million and $5 million for the full year ended December 31, 2008 and 2007, respectively, and excludes gains (losses) of $3 million and $164 million for the full year ended December 31, 2008 and 2007, respectively, from scheduled periodic settlement payments on derivative instruments not qualifying for hedge accounting treatment.

(2)	Adjustments related to net investment gains (losses), net of income tax, include amortization of unearned revenue and deferred acquisition costs, adjustments to the policyholder dividend obligation and amounts allocable to certain participating contracts.

(3)	Discontinued operations, net of income tax, excludes gains (losses) from discontinued operations related to real estate and real estate joint ventures.

B-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE FOR PROPOSALS 2 AND 3.

	Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
1. Election of Class I Directors The Class I nominees for election as Directors are:	☐	☐	2.	Reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan	☐	☐	☐

(01) C. Robert Henrikson (02) John M. Keane (03) Catherine R. Kinney (04) Hugh B. Price (05) Kenton J. Sicchitano			3.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2009	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.)

Exceptions

		If you plan to attend the meeting, please mark this box	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Daylight Time, April 27, 2009.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Electronic Delivery :
You may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statements, and other shareholder communications electronically at: http://bnymellon.com/shareowner/isd

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to return your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Please ensure that the return address on the reverse side of the proxy card appears in the window.

MetLife, Inc. Proxy Card

Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the
2009 Annual Meeting, April 28, 2009
The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) James L. Lipscomb, Gwenn L. Carr, and Richard S. Collins, or any of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2009 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this proxy card. If this proxy card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this proxy card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2009 Annual Meeting and at any adjournments or postponements thereof.

(Continued and to be signed and dated on the reverse side.)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE FOR PROPOSALS 2 AND 3.

	Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
1. Election of Class I Directors The Class I nominees for election as Directors are:	☐	☐	2.	Reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan	☐	☐	☐

(01) C. Robert Henrikson (02) John M. Keane (03) Catherine R. Kinney (04) Hugh B. Price (05) Kenton J. Sicchitano			3.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2009	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.)

Exceptions

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian or in another representative capacity, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available until 6:00 PM Eastern Daylight Time, April 24, 2009.
Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form.

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote. Have your Voting Instruction Form in hand when you access the website.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call.
If you vote by Internet or by telephone, you do NOT need to return your Voting Instruction Form.
To vote by mail, mark, sign and date your Voting Instruction Form and return it in the enclosed postage-paid envelope.

MetLife, Inc. Voting Instruction Form
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the 2009 Annual Meeting, April 28, 2009
The Bank of New York Mellon is the Trustee (the “Plan Trustee”) for the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust (the “Plan”).
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., April 24, 2009, Eastern Daylight Time, to vote in accordance with the instructions.
The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. If the Plan Trustee does not receive your instructions by 6:00 p.m., April 24, 2009, Eastern Daylight Time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any matters other than those described on the reverse of this voting instruction form that may be presented for a vote at the 2009 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares.

(Continued and to be signed and dated on the reverse side.)

▲ FOLD AND DETACH HERE ▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES IN PROPOSAL 1, AND A VOTE FOR PROPOSALS 2 AND 3.

	Please mark your votes as indicated in this example	☒

	FOR ALL	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
1. Election of Class I Directors The Class I nominees for election as Directors are:	☐	☐	2.	Reapproval of the MetLife, Inc. 2005 Stock and Incentive Compensation Plan	☐	☐	☐

(01) C. Robert Henrikson (02) John M. Keane (03) Catherine R. Kinney (04) Hugh B. Price (05) Kenton J. Sicchitano			3.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2009	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the name(s) or number(s) as listed above in the space provided below.)

Exceptions

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available until 6:00 PM Eastern Daylight Time, April 24, 2009.
Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction Form.

INTERNET
http://www.proxyvoting.com/met
Use the Internet to vote. Have your Voting Instruction Form in hand when you access the website.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your Voting Instruction Form in hand when you call.
If you vote by Internet or by telephone, you do NOT need to return your Voting Instruction Form.
To vote by mail, mark, sign and date your Voting Instruction Form and return it in the enclosed postage-paid envelope.

MetLife, Inc. Voting Instruction Form
Proxy solicited on behalf of the Board of Directors of MetLife, Inc.
for the 2009 Annual Meeting, April 28, 2009
The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company 401(k) Savings Plan and Trust (the “NESP”), New England Life Insurance Company Agents’ Retirement Plan and Trust (the “ARP”) and New England Life Insurance Company Agents’ Deferred Compensation Plan and Trust (the “ADC”). The NESP, ARP and ADC are each referred to herein individually as a “Plan”.
As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock that are allocated to your Plan account and shown on the reverse of this voting instruction form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.
You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this voting instruction form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., April 24, 2009, Eastern Daylight Time, to vote in accordance with the instructions.
The Plan Trustee will vote your Plan shares in accordance with the specifications indicated by you on the reverse of this voting instruction form. If the Plan Trustee does not receive your instructions by 6:00 p.m., April 24, 2009, Eastern Daylight Time, the Plan Trustee will vote your Plan shares in the same proportion as the Plan shares for which it has received instructions. If you sign and return this voting instruction form and no specifications are indicated, your Plan shares will be voted as recommended by the Board of Directors of MetLife, Inc. On any matters other than those described on the reverse of this voting instruction form that may be presented for a vote at the 2009 Annual Meeting and any adjournments or postponements thereof, your Plan shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.
You will receive a separate set of proxy solicitation materials for any shares of Common Stock you own other than as a Plan participant. Your non-Plan shares must be voted separately from your Plan shares.

(Continued and to be signed and dated on the reverse side.)

▲ FOLD AND DETACH HERE ▲